Exhibit 2.1

Exhibit C

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re

REDBACK NETWORKS INC.,	Chapter 11
Case No.

Debtor.	Tax ID Nos. 77-0438443

300 Holger Way San Jose, CA 95134

PREPACKAGED PLAN OF REORGANIZATION OF REDBACK NETWORKS INC.

Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C.

919 North Market Street, Suite 1600

Wilmington, DE 19801

Morgan Lewis & Bockius LLP

One Market, Spear Street Tower

San Francisco, CA 94105

Attorneys for Redback Networks Inc.

Debtor and Debtor-in-Possession

Dated: Wilmington, Delaware

                        , 2003

NO CHAPTER 11 CASE HAS BEEN COMMENCED AT THIS TIME. THE SOLICITATION MATERIALS ACCOMPANYING THIS PLAN OF REORGANIZATION HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1125(a). FOLLOWING THE COMMENCEMENT OF ITS CHAPTER 11 CASE, THE DEBTOR EXPECTS TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY COURT (1) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH BANKRUPTCY CODE SECTION 1126(b); AND (2) CONFIRMING THE PLAN OF REORGANIZATION PURSUANT TO BANKRUPTCY CODE SECTION 1129.

C-i

C-ii

Table of Exhibits

REORGANIZED REDBACK NETWORKS INC. CERTIFICATE OF INCORPORATION	C-47
DESCRIPTION OF NEW COMMON STOCK	C-48
FORM OF CLASS I AND CLASS II NEW WARRANT	C-49

C-iii

Introduction

Redback Networks Inc. (“Redback”) proposes the following “prepackaged” plan of reorganization under Chapter 11 of the Bankruptcy Code and requests confirmation of the plan pursuant to Section 1129 of the Bankruptcy Code.

All holders of Claims and Interests are encouraged to read the Plan and the accompanying solicitation materials in their entirety before voting to accept or reject the Plan. No materials other than the accompanying solicitation materials and any exhibits and schedules attached thereto or referenced therein have been authorized by the Debtor for use in soliciting acceptances or rejections of the Plan.

Article I.

Definitions, rules of interpretation, and computation of time

A.    Scope of Definitions; Rules of Construction

Except as expressly provided or unless the context otherwise clearly requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.    Definitions

1.1    “Above Market Options” means a Redback Stock Option for which the exercise price per share (together with all other amounts payable upon exercise thereof) is equal to or less than the Market Price, as of the Voting Record Date, per share of stock subject to such option.

1.2    “Above Market Option Interests” means the Interest of each holder of an Above Market Option.

1.3    “Above Market Warrants” means Old Redback Common Stock Warrants for which the exercise price per share (together with all other amounts payable upon exercise thereof) is equal to or less than the Market Price, as of the Voting Record Date, per share of stock subject to such warrant.

1.4    “Above Market Warrant Interests” means the Interest of each holder of an Above Market Warrant.

1.5    “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) or 507(b) of the Bankruptcy Code, including, without limitation, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtor’s Estate and operating its businesses, including wages, salaries, or commissions for services rendered after the Petition Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estate under 28 U.S.C. Section 1930, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order entered under Section 546(c)(2)(a) of the Bankruptcy Code.

1.6    “Allowed” means, with respect to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class, including a Disputed Claim to the extent allowed by Final Order.

1.7    “Allowed Claim” means any Claim against the Debtor, which (i) is listed by such Debtor in the Debtor’s Schedule of Claims and Interests, as liquidated in amount and not disputed nor contingent, provided no objection to the allowance of the Claim or request to estimate the Claim has been interposed within the applicable time limit, or (ii) has been Allowed under this Plan, or (iii) is a Disputed Claim to the extent such Disputed Claim becomes Allowed. The Allowed Claims shall be net of any setoff or recoupment exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise expressly specified herein, in Section 506(b) of the Bankruptcy Code, or by Final Order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of distributions under the Plan, include (i) for Claims arising prior to the Petition Date, interest on or fees in respect of any such Claim accruing from or after the Petition Date, (ii) punitive or exemplary damages, or (iii) any fine, penalty or forfeiture.

1.8    “Allowed Interest” means an Interest in the Debtor, which has been or hereafter is listed by the Debtor in the Debtor’s Schedule of Claims and Interests, as liquidated in amount and not disputed nor contingent, provided no objection to the allowance of the Interest or request to estimate the Interest has been interposed within the applicable time period.

1.9    “Assumed Unsecured Claims” means, collectively, (i) Critical Vendor Relationship Claims, and (ii) Insured Litigation Claims (excluding Securities Litigation Claims and Employment Related Litigation Claims).

1.10    “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. §§101-1330, as now in effect or hereafter amended.

1.11    “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court with jurisdiction over the Chapter 11 Case.

1.12    “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, and the Federal Rules of Civil Procedure, as amended, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

1.13    “Below Market Warrant” means an Old Redback Common Stock Warrant for which the exercise price per share (together with all other amounts payable upon exercise thereof) is more than the Market Price, as of the Voting Record Date, per share of stock subject to such warrant.

1.14    “Below Market Warrant Interests” means the Interest of each holder of a Below Market Warrant.

1.15    “Below Market Option” means a Redback Stock Option for which the exercise price per share (together with all other amounts payable upon exercise thereof) is more than the Market Price, as of the Voting Record Date, per share of stock subject to such option.

1.16    “Below Market Option Interests” mean the Interest of each holder of a Below Market Option.

1.17    “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

1.18    “Cash” means legal tender of the United States or equivalents thereof.

1.19    “Certificate” has the meaning ascribed to such term in Article V.C.

1.20    “Chapter 11 Case” means the Chapter 11 case of Redback.

1.21    “Claim” means a claim, as defined in Section 101(5) of the Bankruptcy Code, against the Debtor.

1.22    “Class” means one of the classes of Claims or Interests listed in Article III below.

1.23    “Class I New Warrants” means warrants to acquire shares of New Common Stock issuable pursuant to Article III.C. of the Plan in respect of Class 8, substantially in the form of Exhibit C.

1.24    “Class II New Warrants” means warrants to acquire shares of New Common Stock issuable pursuant to Article III.C. of the Plan in respect of Class 8, substantially in the form of Exhibit C.

1.25    “Class I New Warrants Exercise Price” means a price per warrant share equal to $5.00.

1.26    “Class II New Warrants Exercise Price” means a price per warrant share equal to $9.50.

1.27    “Class 4 Stock” means the shares of New Common Stock issuable in respect of Class 4 pursuant to Article III.C. of the Plan.

1.28    “Class 4 Stock Allocation” with respect to any holder of a Class 4 Claim, means that number of shares of New Common Stock (rounded up to the nearest whole share) determined by dividing such holder’s Allowed Class 4 Claim by the Class 4 Stock Divisor and multiplying the result by 101.604278074866.

1.29    “Class 4 Stock Divisor” means an amount equal to $1,000 plus the amount of accrued but unpaid interest on $1,000 of principal of the Subordinated Notes as of the Petition Date (rounded up to the nearest cent).

1.30    “Class 8 Stock” means the 2,500,000 shares of New Common Stock, as adjusted for rounding of fractional entitlements related to pro rata shares or the reverse stock split, issuable in respect of Class 8.

1.31    “Class 12 Allocation” with respect to any Employment Related Litigation Claim, means the Allowed amount of such Claim expressed in dollars multiplied by the Class 12 Fraction.

1.32    “Class 12 Fraction” means a fraction representing the aggregate value of the Class 4 Stock expressed in dollars divided by the aggregate amount of Allowed Class 4 Claims expressed in dollars, as such values and amounts are determined by the Bankruptcy Court, as of the Distribution Date for Class 4.1, and without making allowance for any control premium.

1.33    “Collateral” means any property or interest in property of the Estate subject to a lien to secure the payment or performance of a Claim, which lien is not subject to avoidance under the Bankruptcy Code, or otherwise invalid under the Bankruptcy Code or applicable state law.

1.34    “Committee” means any official committee appointed in the Chapter 11 Case, as such committee may be reconstituted from time to time.

1.35    “Confirmation” means entry by the Bankruptcy Court of the Confirmation Order.

1.36    “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.37    “Confirmation Hearing” means the Bankruptcy Court’s hearing to consider confirmation of the Plan, as it may be adjourned or continued from time to time.

1.38    “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan under Section 1129 of the Bankruptcy Code.

1.39    “Corporate Documents” means, as applicable, the certificate of incorporation and by-laws (or any other applicable organizational documents) of the Debtor in effect as of the Petition Date.

1.40    “Critical Vendor Relationship Claims” means: (i) Claims of “critical vendors” significant to the Debtor’s ability to continue to operate its business in a cost-effective manner, in the ordinary course, without undue disruption, and identified by Debtor on its Schedule of Critical Relationships and who have agreed pursuant to a critical vendor agreement, or other agreement or arrangement, in form and substance satisfactory to the Debtor, to continue to conduct business with Debtor during the Chapter 11 Case and thereafter for a period of twelve (12) months (subject to Debtor, in the exercise of its reasonable business judgment, determining that a shorter period is appropriate in the circumstances) upon terms (including the maintenance of trade credit terms) satisfactory to the Debtor and as favorable in overall terms as (a) those on which such vendor did business with Debtor prior to July 7, 2003 if vendor did business with Debtor prior to such date or (b) prior to the Petition Date if vendor did not do business with Debtor prior to July 7, 2003; and (ii) Claims in respect of executory contracts which Debtor is seeking to assume pursuant to the terms of the Plan.

1.41    “Cure” means the payment of Cash by Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of the Debtor so as to permit the Debtor to assume that contract or unexpired lease under Section 365(a) of the Bankruptcy Code.

1.42    “Debtor” means Redback in its capacity as debtor and debtor-in-possession under Sections 1107 and 1108 of the Bankruptcy Code and, when the context so requires, as Reorganized Redback.

1.43    “Disallowed Claim” or “Disallowed Interest” means any Claim against or Interest in Debtor which has been disallowed, in whole or in part, by Final Order.

1.44    “Disbursing Agent” means Reorganized Redback or any party designated by Reorganized Redback, in its sole discretion, to serve as a disbursing agent under the Plan.

1.45    “Disputed Claim” means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

1.46    “Disputed Interest” means any Interest, or any portion thereof, that is not an Allowed Interest or a Disallowed Interest.

1.47    “Distribution Date” means a business day after the Effective Date occurring: (i) in respect of Allowed Claims and Allowed Interests as soon as practicable after the Effective Date; or (ii) in the case of a Disputed Claim or Disputed Interest, as soon as practicable after the date on which such Claim becomes an Allowed Claim or such Interest becomes an Allowed Interest; or (iii) in the case of Class 8 Interests, as soon as practicable after the date ten (10) business days after the Effective Date.

1.48    “Distribution Record Date” means the record date for purposes of determining the holders entitled to receive distributions under the Plan on account of Allowed Claims and Allowed Interests, which date shall be the fifth (5) Business Day preceding the Confirmation Hearing Date.

1.49    “Effective Date” means the first Business Day on which all conditions to the consummation of the Plan set forth in Article X.B have been satisfied or waived by Debtor.

1.50    “Employee Incentive Plans” means the employee stock option, stock issuance and other stock incentive plans of Debtor (including, without limitation, the Employee Stock Option Plan, the Redback Networks Inc. 2001 Employee Option Plan, the Redback Networks Inc. 1997 Stock Plan, the Employee Stock Purchase Plan, the Redback Networks Inc. 1999 Directors’ Option Plan, the Redback Networks Inc. Non-Plan, the Siara Systems, Inc. 1998 Equity Incentive Plan the Merlin Systems Inc. 2000 Stock Plan and the Abatis Systems Corporation Key Employee Stock Option Plan), each as amended or otherwise modified from time to time.

1.51    “Employment Related Litigation Claims” means Litigation Claims arising out of the employment or retention of persons who at the Petition Date are former employees or former independent contractors of the Debtor.

1.52    “Employee Stock Option Plan” means the Redback Networks Inc. 1999 Stock Incentive Plan, as amended or modified from time to time.

1.53    “Employee Stock Purchase Plan” means the Redback Networks Inc. 1999 Employee Stock Purchase Plan, as amended or modified from time to time.

1.54    “Equity Securities” means all equity interests in the Debtor prior to the Effective Date, including, without limitation, the Redback Preferred Stock, Old Redback Common Stock, Old Redback Common Stock Warrants and Redback Stock Options, together with any options, warrants or rights, contractual or otherwise, to acquire or receive any such stock or ownership interests, and any contracts or agreements pursuant to which any party was or could have been entitled to receive any of the foregoing (but excluding, for the avoidance of doubt, the New Common Stock and New Warrants and rights to purchase stock pursuant to the Employee Stock Purchase Plan and interests therein).

1.55    “Estate” means the estate of the Debtor in the Chapter 11 Case, as created under Section 541 of the Bankruptcy Code.

1.56    “Exercise Period” means the period of ten (10) days after the Effective Date during which the holder of any Above Market Option or Above Market Warrant may exercise its option or warrant, as applicable, for New Common Stock.

1.57    “Existing Securities” means the Equity Securities and the Subordinated Notes, collectively.

1.58    “File” or “Filed” means file or filed with the Clerk of the Bankruptcy Court, as applicable.

1.59    “Final Order” means an order or judgment, entered on the applicable docket by the Bankruptcy Court or other court of competent jurisdiction, that is in full force and effect and that has not been amended, modified, or reversed, and as to which (a) (i) no stay is in effect, (ii) the time to seek rehearing or file a notice of appeal has expired, and (iii) no appeal or request for a stay or other review is pending, and (b) any rehearing or appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court (or any other tribunal having appellate jurisdiction over the order or judgment) to which the order or judgment was reheard or appealed or from which certiorari was sought.

1.60    “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.61    “Indenture” means the Indenture, dated as of March 29, 2000, between Redback, as issuer, and Norwest Bank Minnesota, National Association, as indenture trustee, as amended by that certain First Supplemental Indenture dated as of May 8, 2001, between Redback and Wells Fargo Bank Minnesota, National Association, as indenture trustee, pursuant to which the Subordinated Notes were issued.

1.62    “Indenture Trustee” means Wells Fargo Bank Minnesota, National Association (as successor to Norwest Bank Minnesota, National Association) or its successor, in either case in its capacity as indenture trustee for the Subordinated Notes under the Indenture.

1.63    “Insured” with respect to any Litigation Claim, means the extent to which such Claim is covered by a valid and enforceable insurance policy in favor of the Debtor, as such coverage is reduced by any deductible or other contributions payable by the Debtor.

1.64    “Interest” means the legal, equitable, contractual and other rights of any Person with respect to Redback Preferred Stock, Old Redback Common Stock, Old Redback Common Stock Warrants, Redback Stock Options, or any other Equity Securities of Redback, as applicable, whether or not transferable, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

1.65    “Jabil Claim” means any Claim of Jabil Circuit, Inc.

1.66    “Lease Claims” means the Claims of (i) any landlord, lessor, licensor, mortgagee or other Person with an interest in any real estate leased, rented or otherwise occupied by Debtor in respect of such property, and (ii) any lessee, renter, licensee or other Person occupying real estate leased from, licensed, rented or otherwise contracted from Debtor (except, in either case, to the extent of Claims in respect of security deposits or like Collateral, to the extent included in Class 3 - Other Secured Claims).

1.67    “Litigation Claims” means any Claims representing, derived from or otherwise arising out of any disputed claim, litigation or other adjudicative proceeding asserted, commenced or pending prior to the Petition Date or asserted, commenced or pending after the Petition Date with respect to claims, actions, activities or other causes of action occurring prior to the Petition Date and including Claims arising out of or related to any settlement, compromise or other agreement related to the discharge thereof or any judgment or award related thereto (including, without limitation, Securities Litigation Claims and Employment Related Litigation Claims).

1.68    “Lock-Up Agreement” means the Lock-Up Agreement dated as of July 6, 2003, among Redback and certain Subordinated Note Holders, as amended or otherwise modified from time to time.

1.69    “Market Price” with respect to any security, means the closing bid price of such security quoted in the Over-The-Counter Market Summary or the last reported sale price or the closing price quoted on The Nasdaq National Market or on any exchange or quotation system on which the security is listed, whichever is applicable, at the close of business on the Business Day preceding the date of determination or, in the event that the Debtor’s stock is not traded on any such market or quoted on such system, as determined by the board of directors of Debtor in good faith.

1.70    “Miscellaneous Impaired Claims” means any Claim other than any Administrative Claim, Priority Tax Claim, Other Priority Claim, Secured Reimbursement Claim, Other Secured Claim, Jabil Claim,

Unclassified Claim, Litigation Claim, Lease Claim, Subordinated Note Claim, or Assumed Unsecured Claim (but not including, for the avoidance of doubt, any Passed Through Rights).

1.71    “New Common Stock” means, collectively shares of Common Stock of Reorganized Redback, $0.0001 par value, as authorized under Article IV.C of the Plan and Reorganized Redback Certificate of Incorporation, as of the Effective Date including shares of common stock issued to Claim and Interest holders pursuant to the Plan in satisfaction, in whole or in part, of Claims against and Interests in Debtor.

1.72    “New Securities” means, collectively, the New Common Stock and New Warrants.

1.73    “New Warrants” means the Class I New Warrants and Class II New Warrants, collectively.

1.74    “Old Redback Common Stock” means, collectively, the shares of Redback’s common stock, $0.0001 par value, including after the Reverse Stock Split the Post-Split Common Stock, but excluding, for the avoidance of doubt, the Redback Stock Options, Old Redback Common Stock Warrants and New Securities.

1.75    “Old Redback Common Stock Interest” means the Interest of each owner of Old Redback Common Stock (including, any rights, under certain circumstances, pursuant to the Debtor’s “poison pill,” described in the Rights Agreement, to receive Redback Preferred Stock, which rights are attached to and traded with the Old Redback Common Stock).

1.76    “Old Redback Common Stock Related Interest” means, collectively, the Old Redback Common Stock Interests, Above Market Warrant Interests and Above Market Option Interests, but excluding rights to purchase stock pursuant to the Employee Stock Purchase Plan.

1.77    “Old Redback Common Stock Warrants” means, collectively, any options, warrants, or rights, contractual or otherwise, to acquire or receive any Old Redback Common Stock and including, after the Reverse Stock Split, Post-Split Common Stock, but excluding the Redback Stock Options or rights to purchase stock pursuant to the Employee Stock Purchase Plan.

1.78    “Old Redback Common Stock Warrant Interest” means collectively Above Market Warrant Interests and Below Market Warrant Interests.

1.79    “Old Redback Interests” means, collectively, all Old Redback Common Stock Related Interests, Old Redback Common Stock Warrant Interests, Redback Stock Option Interests and Redback Preferred Stock Interests.

1.80    “Other Priority Claim” means a Claim entitled to priority under Section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

1.81    “Other Secured Claim” means a Secured Claim other than a Secured Reimbursement Claim.

1.82    “Passed Through Rights” means the right, title and interest of the Debtor and any counterparty of the Debtor in respect of any contract, permit, license, authorization, regulatory approval, privilege, right, commercial arrangement or other agreement which is comprised in, or necessary or useful in the operation of the property of the Estate (other than rights in respect of executory contracts assumed or rejected pursuant to Section 365 of the Bankruptcy Code and rights comprising Claims or Interests otherwise addressed in the Plan), which rights, title and interest will, unless otherwise expressly provided in the Plan, be treated as unaffected by the Chapter 11 Case and shall be “passed through” the bankruptcy proceedings of the Debtor, for the benefit of Debtor and the applicable counterparty and shall continue after the Effective Date as if the Chapter 11 Case had not been commenced; and including, for the avoidance of doubt but without limitation, those agreements or arrangements identified by the Debtor as Passed Through Rights in its Schedule of Executory Contracts and Unexpired Leases.

1.83    “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental or other entity.

1.84    “Petition Date” means the date on which the Debtor files its petition for relief commencing the Chapter 11 Case.

1.85    “Plan” means this prepackaged plan of reorganization, and all exhibits hereto, as it may be amended, modified, or supplemented from time to time as permitted hereunder and by the Bankruptcy Code.

1.86    “Plan Documents” means the documents contemplated by or executed in connection with the Plan.

1.87    “Plan Supplement” means a compilation of documents, including any exhibits to the Plan not included herewith, that the Debtor may file with the Bankruptcy Court on or before the date that is ten (10) days prior to the Confirmation Hearing.

1.88    “Post-Split Common Stock” means the Old Redback Common Stock after giving effect to the Reverse Stock Split.

1.89    “Postpetition Interest” means interest accruing on a Claim after the Petition Date.

1.90    “Priority Tax Claim” means a Claim that is entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

1.91    “Professional” means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code or other professional persons as that term is used in Sections 327, 328, 330, 503(b)(2) or 331, employed by the Debtor or the Committee directly in connection with the Chapter 11 Case.

1.92    “Professional Fee Claims” means the Claims of Professionals for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and to and including the Confirmation Date.

1.93    “Pro Rata” means with reference to any distribution on account of any Claim or Interest in any Class, the proportion that the amount of such Claim or Interest bears to the aggregate amount of all Claims (including Disputed Claims but excluding Disallowed Claims) or Interests (including Disputed Interests but excluding Disallowed Interests) in such Class.

1.94    “Redback” means Redback Networks Inc., a Delaware corporation.

1.95    “Redback Preferred Stock” means the shares of Redback’s preferred stock, par value $0.0001, and options, warrants, or rights (other than rights to receive Redback Preferred Stock attached to and trading with the Old Redback Common Stock or New Common Stock, which rights are part of the Old Redback Common Stock Interests or Interests in respect of Post-Split Common Stock (as applicable), or rights in respect of New Common Stock (as applicable)) contractual or otherwise, if any, to acquire any such preferred stock.

1.96    “Redback Preferred Stock Interest” means the Interest of each owner of Redback Preferred Stock.

1.97    “Redback Stock Options” means the options or other rights to purchase Old Redback Common Stock, and after the Reverse Stock Split, Post-Split Common Stock, issued or existing pursuant to the Employee Incentive Plans (other than pursuant to the Employee Stock Purchase Plan) or otherwise issued or existing in connection with the employment or retention of any employee, consultant, independent contractors, officer or director of Redback and its affiliates, outstanding as of the Effective Date (other than pursuant to the Employee Stock Purchase Plan).

1.98    “Redback Stock Option Interests” means Above Market Option Interests and Below Market Option Interests.

1.99    “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest, so as to leave such Claim or Interest unimpaired in accordance with Section 1124 of the Bankruptcy Code, or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any allowable damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest.

1.100    “Reorganized Redback” means Redback, as reorganized pursuant to this Plan, on and after the Effective Date.

1.101    “Reorganized Redback Bylaws” means the bylaws of Redback, which bylaws shall be retained as the bylaws of Reorganized Redback on and after the Effective Date (until amended).

1.102    “Reorganized Redback Certificate of Incorporation” means Reorganized Redback’s certificate of incorporation as amended by the Plan, in the form annexed hereto as Exhibit A.

1.103    “Reorganized Redback Option Pool” means 10,975,610 shares of New Common Stock reserved for issuance pursuant to the Employee Stock Option Plan.

1.104    “Restructured Leases” means the unexpired leases of the Debtor, other than Sales Office Leases, that have been amended or otherwise restructured, on or after August 6, 2003, to the mutual satisfaction of Redback and the applicable landlord, and which are listed as a “restructured lease” on the Schedule of Executory Contracts and Unexpired Leases.

1.105    “Retained Incentive Plans” means the Employee Stock Option Plan, the Employee Stock Purchase Plan, and the Redback Networks Inc. 1999 Directors’ Option Plan, each as amended or otherwise modified from time to time.

1.106    “Reverse Stock Split” means the 73.3925456 to 1 reverse stock split of the Old Redback Common Stock effected under Article IV.C.1 of the Plan on the Effective Date.

1.107    “Rights Agreement” has the meaning ascribed to such term in Article IV.C.5.

1.108    “Rights of Action” has the meaning ascribed to such term in Article IV.E.

1.109    “Sales Office Lease” means an unexpired lease of the Debtor for premises used by the Debtor (or its subsidiaries) as sales offices and listed as a “sales office lease” on the Schedule of Executory Contracts and Unexpired Leases.

1.110    “Scheduled” means listed by Debtor on an applicable schedule to the Plan.

1.111    “Schedule of Claims and Interests” means the schedules of claims, liabilities and interests prepared by Debtor in respect of the Chapter 11 Case (as amended pursuant to a Plan Supplement or otherwise as amended pursuant to the terms of the Plan, or an order of the Bankruptcy Court).

1.112    “Schedule of Critical Relationships” means the schedules of critical vendors significant to the Debtor’s ability to continue to operate its business in a cost-effective manner, in the ordinary course without undue disruption and who have agreed (pursuant to a critical vendor agreement, or other agreement or arrangement in form and substance satisfactory to Debtor) to continue to conduct business with the Debtor on terms satisfactory to Debtor and as favorable in overall terms as (a) those on which such vendor did business with Debtor prior to July 7, 2003 if vendor did business with Debtor prior to such date, or (b) prior to the Petition Date if vendor did not do business with Debtor prior to July 7, 2003 (as amended pursuant to a Plan Supplement or otherwise as amended pursuant to the terms of the Plan, or an order of the Bankruptcy Court).

1.113    “Schedule of Executory Contracts and Unexpired Leases” means the schedules of executory contracts and unexpired leases and Passed Through Rights, to be assumed or rejected by Debtor in, or passed through, the Chapter 11 Case, as the case may be (as amended pursuant to a Plan Supplement or otherwise as amended pursuant to the terms of the Plan, or an order of the Bankruptcy Court).

1.114    “Secured Claim” means any Claim that is secured by a lien on property in which the Estate has an interest or that is subject to valid setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such Collateral or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to Section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtor and the holder of such Claim.

1.115    “Securities Act” means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

1.116    “Securities Litigation Claims” means Litigation Claims arising out of the rescission of a purchase or sale of securities of the Debtor or an affiliate of the Debtor, or damages arising from the purchase or sale of such securities, or other claims subject to Section 510(b) of the Bankruptcy Code.

1.117    “Secured Reimbursement Claims” means Secured Claims in respect of reimbursement obligations relating to letters of credit issued on behalf of Debtor.

1.118    “Subordinated Note Claim” means any Claim of a Subordinated Note Holder based upon the Subordinated Notes.

1.119    “Subordinated Note Holder” means any holder of a Subordinated Note.

1.120    “Subordinated Notes” means the 5% Convertible Subordinated Notes issued under the Indenture in the aggregate principal amount of $467,500,000 due on April 1, 2007.

1.121    “Unassumed Unsecured Claims” means, collectively, Subordinated Note Claims, Lease Claims (other than Lease Claims in respect of Sales Office Leases and Restructured Leases), Uninsured Litigation Claims (other than Securities Litigation Claims and Employment Related Litigation Claims) and Miscellaneous Impaired Claims.

1.122    “Unclassified Claims” means Claims against Debtor of the type described in Article II.

1.123    “Unimpaired” means a Claim or Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.124    “Uninsured” with respect to any Litigation Claim, means to the extent such Claims are not covered by a valid and enforceable insurance policy in favor of the Debtor, as such coverage (if any) may be reduced by any deductible or other contributions due from the Debtor.

1.125    “Unofficial Noteholder Committee” means the unofficial committee of certain Subordinated Note Holders formed prior to the Petition Date, as the same may be reconstituted from time to time.

1.126    “Unsecured Claim” means any Claim against the Debtor that is not an Other Priority Claim, Priority Tax Claim, Secured Claim or Unclassified Claim.

1.127    “U.S. Trustee” means the Office of the United States Trustee.

1.128    “Voting Record Date” means September 26, 2003.

C.    Rules of Interpretation

1.    General

In this Plan (a) any reference to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, but if there exists any inconsistency between a summary of, or reference to, any document in the Plan or Confirmation Order and the document itself, the terms of the document shall control, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

2.    “Including”

As used in this Plan, “including” means “including without limitation.”

3.    “On”

With reference to any distribution under this Plan, “on” a date means on or as soon as reasonably practicable after that date.

D.    Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.    Designation of Claims and Interests

Articles II and III are a designation of the Classes of Claims and Interests and Unclassified Claims under the Plan. A Claim or Interest is classified in a particular Class or Unclassified only to the extent that the Claim or Interest is within the description of that Class or the description of Unclassified Claims and is classified in another Class or is an Unclassified Claim to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes or the description of Unclassified Claims.

Article II.

Treatment of unclassified claims

In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified, and holders of such Claims are not entitled to vote on the Plan.

A.    Administrative Claims

1.    Generally.

Subject to the bar date provisions contained herein, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date on which its Administrative Claim becomes payable under any agreement between Debtor and the holder of such Administrative Claim relating to the payment thereof, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement or applicable law relating thereto; and (b) any Allowed Administrative Claim may be paid on such other terms and conditions as may be agreed on between the holder of such Claim and the Debtor.

2.    Professional Fee Claims And Requests For “Substantial Contribution” Claims.

All Professionals asserting Professional Fee Claims and any entity asserting a claim on the basis of having made a “substantial contribution” in the Chapter 11 Case, shall File and serve on bankruptcy counsel for Reorganized Redback, the U.S. Trustee and any other party specifically requesting a copy in writing, an application for a Professional Fee Claim or Claim in respect of a substantial contribution no later than thirty (30) days after the Effective Date. Any interested party desiring to object to the Professional Fee Claim or Claim in respect of a substantial contribution must File and serve its objection on Reorganized Redback, bankruptcy counsel for Reorganized Redback (if not the objector), the U.S. Trustee, and the Professional or entity to whose application the objections are addressed, no later than forty-five (45) days after the Effective Date.

3.    Administrative Ordinary Course Liabilities.

Holders of Administrative Claims that are based on liabilities incurred postpetition in the ordinary course of the Debtor’s business (other than claims of governmental units for taxes (and for interest and/or penalties related to such taxes)) shall not be required to File a proof of claim or other request for payment of such claims. Such Administrative Claims, unless objected to by the Debtor, shall be assumed or passed through (as applicable) and paid by the Debtor, in Cash, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim.

4.    Administrative Tax Claims.

All requests for payment of Administrative Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date (“Postpetition Tax Claims”), and for which no bar date has otherwise been previously established, must be Filed and served on Reorganized Redback, bankruptcy counsel for Reorganized Redback, and any other party specifically requesting a copy in writing on or before the later of: (a) thirty (30) days following the Effective Date; and (b) one hundred and twenty (120) days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Postpetition Tax Claim that is required to File a request for payment of such taxes and does not File and properly serve such a claim by the applicable bar date shall be forever barred from asserting any such Postpetition Tax Claim against the Debtor, Reorganized Redback, the Estate or their property, regardless of whether any such Postpetition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. Any interested party desiring to object to an Administrative Claim for Postpetition Taxes must File and serve its objection on bankruptcy counsel to Debtor and the relevant taxing authority no later than ninety (90) days after the taxing authority Files and serves its application.

5.    Bar Date for Administrative Claims (General Provisions).

Except for (a) non-tax liabilities incurred postpetition in the ordinary course of business by the Debtor, (b) claims by governmental units for payment of taxes (and interest and/or penalties related to such taxes), (c) claims for U.S. Trustee fees under 28 U.S.C. Section 1930 and (d) claims covered by Article II.A.2, all requests for payment of Administrative Claims must be Filed and served on bankruptcy counsel for Reorganized Redback and any other party specifically requesting a copy in writing, no later than thirty (30) days after the Effective Date. Holders of Administrative Claims that are required to File a request for payment of such claims and that do not File and serve such requests by the applicable bar date set forth herein shall be forever barred from asserting such claims against the Debtor, the Estate, Reorganized Redback, or their property.

B.    Priority Tax Claims

On the later of: (i) the Distribution Date; or (ii) the date on which its Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, in the sole discretion of the Debtor; (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) deferred Cash payments over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, of a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, or (c) such other treatment as to which the Debtor and such holder shall have agreed upon in writing; provided, however, that the Debtor reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and provided further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre—Effective Date interest accrued on or any penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim; and provided, further, that any Allowed Priority Tax Claim not due and owing as of the Effective Date will be paid when such Claim becomes due and payable.

Article III.

Classification and treatment of claims and interests

A.    Introduction

The Plan places all Claims and Interests, except Unclassified Claims, in the Classes listed below.

B.    Summary of Classes

Class		Impaired/Unimpaired; Entitlement to Vote

Class 1—Other Priority Claims		Unimpaired—Deemed to have accepted the Plan and not entitled to vote.

Class 2—Secured Reimbursement Claims		Unimpaired—Deemed to have accepted the Plan and not entitled to vote.

Class 3—Other Secured Claims		Unimpaired—Deemed to have accepted the Plan and not entitled to vote.

Class 4—Unassumed Unsecured Claims		Impaired—Entitled to vote.
Class 4.1—	Subordinated Note Claims
Class 4.2—	Lease Claims
Class 4.3—	Miscellaneous Impaired Claims
Class 4.4—	Uninsured Litigation Claims (excluding Securities Litigation Claims and Employment Related Litigation Claims)

Class 5—Jabil Claims		Impaired—Entitled to vote.

Class 6—Assumed Unsecured Claims		Unimpaired—Deemed to have accepted the Plan and not entitled to vote.
Class 6.1—	Critical Vendor Relationship Claims
Class 6.2—	Insured Litigation Claims (excluding Securities Litigation Claims and Employment Related Litigation Claims)

Class 7—Redback Preferred Stock Interests		Unimpaired—Deemed to have accepted the Plan and not entitled to vote.

Class 8—Old Redback Common Stock Related Interests		Impaired—Entitled to vote.
Class 8.1—	Old Redback Common Stock Interests
Class 8.2—	Above Market Warrant Interests
Class 8.3—	Above Market Option Interests

Class	Impaired/Unimpaired; Entitlement to Vote

Class 9—Below Market Warrant Interests	Impaired—Not entitled to any distribution—Deemed to have rejected the Plan.—Not entitled to vote.

Class 10—Below Market Option Interests	Impaired—Not entitled to any distribution—Deemed to have rejected the Plan.—Not entitled to vote.

Class 11—Securities Litigation Claims	Unimpaired—Deemed to have accepted the Plan and not entitled to vote.

Class 12—Employment Related Litigation Claims	Impaired—Entitled to vote.

C.    Treatment of Classes

1.    Class 1—Other Priority Claims.

(a)  Claims in Class:  Class 1 consists of all Other Priority Claims against the Debtor.

(b)  Treatment:  The legal, equitable and contractual rights of the holders of Allowed Other Priority Claims are Unimpaired by the Plan, and holders of Class 1 Claims are not entitled to vote to accept or reject the Plan. Class 1 Claims shall be Reinstated on the Effective Date.

2.    Class 2—Secured Reimbursement Claims.

(a)  Claims in Class:  Class 2 consists of contingent and non-contingent reimbursement obligations relating to letters of credit (the “Letters of Credit”) issued on behalf of Debtor and are cash collateralized. Each separate Secured Reimbursement Claim is a separate subclass. If the Secured Reimbursement Claim exceeds the value of any Collateral that secures it, the holder of such claim will have a Secured Reimbursement Claim equal to the Collateral’s value in accordance with Section 506(a) if the Bankruptcy Code and an Assumed Unsecured Claim or Unassumed Unsecured Claim (as applicable) in respect of the deficiency. The Secured Reimbursement Claims shall be considered contingent claims unless and until a draw is made on the Letter of Credit and then shall be non-contingent to the extent of reimbursement obligations with respect to such draws.

(b)  Treatment:  The legal equitable and contractual rights of the holders of Allowed Secured Reimbursement Claims are Unimpaired by the Plan and holders of Class 2 Secured Reimbursement Claims are not entitled to vote to accept or reject the Plan. All such Allowed Secured Reimbursement Claims shall at the option of the Debtor be (i) paid in cash (ii) satisfied by the Debtor’s surrender of the collateral securing such claims or (iii) offset against, and to the extent of Debtor’s Claims against the holder of the Allowed Secured Reimbursement Claim.

3.    Class 3—Other Secured Claims.

(a)  Claims in Class 3:  Class 3 consists of Other Secured Claims against the Debtor, principally consisting of finance/capital lease obligations. Each separate Other Secured Claim is a separate subclass. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral’s value in accordance with Section 506(a) of the Bankruptcy Code and, except to the extent that the Claim was limited recourse, an Assumed Unsecured Claim or Unassumed Unsecured Claim (as applicable) in respect of the deficiency.

(b)  Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Other Secured Claims are Unimpaired by the Plan and holders of Class 3 Claims are not entitled to vote to accept or reject the Plan. All such Claims shall at the option of Debtor, be (i) Reinstated, (ii) paid in Cash, (iii) satisfied by Debtor’s surrender of the Collateral securing such Claim, or (iv) offset against, and to the extent of, Debtor’s Claims against the holder of such Allowed Other Secured Claim (if any).

4.    Class 4—Unassumed Unsecured Claims.

(a)  Claims in Class:  Class 4 consists of four sub-Classes, 4.1—Subordinated Note Claims, 4.2—Lease Claims, 4.3—Miscellaneous Impaired Claims and 4.4—Uninsured Litigation Claims. The sub-Classes will be treated as a single Class for the purposes of voting on, and distributions pursuant to, the Plan. Class 4 Unassumed Unsecured Claims are Impaired under the Plan, and the holders of Allowed Class 4 Unassumed Unsecured Claims are entitled to vote to accept or reject the Plan.

(i)  Class 4.1—Subordinated Note Claims.    Claims against the Debtor by Subordinated Note Holders directly or indirectly arising from or under, or relating in any way to, the Subordinated Notes or the Indenture. Class 4.1 Subordinated Note Claims are Allowed Claims under the Plan in the Scheduled amounts plus interest thereon accrued to the Petition Date.

(ii)  Class 4.2—Lease Claims.    Claims against the Debtor by (i) any landlord, lessor, licensor, mortgagee or other Person with an interest (direct or indirect) in any real estate leased, licensed, rented or otherwise occupied by Debtor, (ii) any lessee, renter, licensee or other Person occupying real estate leased licensed, rented or otherwise contracted for from Debtor (directly or indirectly), in each case directly or indirectly arising from or under, or relating in any way to the lease, license, renting or other occupation of real estate by or from the Debtor (excluding Restructured Lease Claims and Sales Office Lease Claims).

(iii)  Class 4.3—Miscellaneous Impaired Claims.    Claims (other than Unclassified Claims) not otherwise specified as being in any other Class of Claims, including, without limitation, Claims arising from the rejection of executory contracts or rejection of what would otherwise be Passed Through Rights.

(iv)  Class 4.4—Uninsured Litigation Claims.    Claims in respect of disputed claims, litigation and other adjudicative proceedings (other than Securities Litigation Claims and Employment Related Litigation Claims) commenced or pending on the Petition Date or commenced after the Petition Date in respect of prepetition claims, actions, activities or other causes of action, but excluding such Claims to the extent covered by a valid and enforceable insurance policy in favor of the Debtor (as such coverage may be reduced by any deductibles or other contributions payable by Debtor under such policy).

(b)  Treatment:  On the Effective Date the holders of Allowed Unassumed Unsecured Claims will on or as soon as practicable after the Distribution Date, receive in full satisfaction, settlement, release, discharge of, and in exchange for, their Allowed Unassumed Unsecured Claim, their respective Class 4 Stock Allocations. Provided that, at its option, and if conducive to the settlement of any Uninsured Litigation Claim, the Debtor may in its discretion elect to pay to any Class 4.4—Uninsured Litigation Claim, in whole or in part, in cash.

5.    Class 5—Jabil Claims.

(a)  Claims in Class:  Class 5 consists of the Claims of Jabil Circuit, Inc. The Jabil Claims shall be deemed Allowed Class 5 Claims. Class 5—Jabil Claims are Impaired under the Plan, and Jabil is entitled to vote to accept or reject the Plan. Jabil shall not be required to file a proof of claim.

(b)  Treatment:  On the Effective Date the Jabil Claims will either (i) be redocumented by a mutual agreement between Debtor and Jabil, to reflect the detailed terms of their business relationship, or (ii) in the event that the Debtor and Jabil do not reach agreement upon the documentation of such terms by the Confirmation Date, the Jabil Claims shall be treated as Class 6.1 Critical Vendor Relationship Claims (with existing executory contracts with Jabil being assumed to the extent possible and the Claims otherwise treated as critical vendor claims).

6.    Class 6—Assumed Unsecured Claims.

(a)  Claims in Class:  Class 6 consists of two subclasses, Class 6.1—Critical Vendor Relationship Claims and Class 6.2—Insured Litigation Claims. The two subclasses will be treated as one class of Claims for the purpose of voting upon and distributions under the Plan. Critical Vendor Relationship Claims comprise (i) the claims of critical vendors significant to Debtor’s ability to continue to operate its business, in a cost-effective manner, in the ordinary course without undue disruption, which vendors have agreed (pursuant to a critical vendor agreement or other agreement or arrangement satisfactory to Debtor) to continue to do business with the Debtor during the Chapter 11 Case and thereafter for twelve (12) months (or subject to Debtor, in the exercise of its reasonable business judgment, determining that a shorter period is appropriate in the circumstances) and upon terms (including the maintenance of trade credit terms) satisfactory to the Debtor and as favorable in overall terms as (a) those on which vendor did business with Debtor prior to July 7, 2003 if vendor did business with Debtor prior to such date, or (b) prior to the Petition Date if vendor did not do business with Debtor prior to July 7, 2003; and (ii) Claims with respect to executory contracts which Debtor intends to assume pursuant to the Plan. Insured Litigation Claims comprise Claims related to disputed claims, litigation and other adjudicative proceedings (other than Securities Litigation Claims and Employment Related Litigation Claims) asserted, commenced or pending on the Petition Date or asserted, commenced or pending after the Petition Date in respect of prepetition claims, actions, activities or causes of action and which are fully covered (as such coverage is reduced by any deductible or other contributions payable by Debtor under such policy) by a valid and enforceable insurance policy in favor of Debtor.

(b)  Treatment:  The legal, equitable, and contractual rights of holders of Allowed Class 6 Assumed Unsecured Claims are Unimpaired and holders of Class 6—Assumed Unsecured Claims are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. Class 6.1—Critical Vendor Relationship Claims shall be Reinstated on the Effective Date. Class 6.2—Insured Litigation Claims will be paid out of, and to the extent of, the proceeds of the applicable insurance policies.

7.    Class 7—Redback Preferred Stock Interests.

(a)  Interests in Class:  Class 7 consists of all Interests (if any), individually and collectively, as the case may be, with respect to the Redback Preferred Stock, including the rights of any entity to purchase or demand the issuance of Redback Preferred Stock, including (i) conversion, exchange, voting, participation and dividend rights; (ii) liquidation preferences; (iii) stock options, warrants and put rights; and (iv) share-appreciation rights, but excluding, for the avoidance of doubt rights pursuant to the Debtor’s Rights Agreement to acquire Redback Preferred Stock attached to and traded with the Old Redback Common Stock.

(b)  Treatment:  On the Effective Date, all Redback Preferred Stock Interests will be retained and continue in existence and shall be assumed or passed through, as the case may be, by Reorganized Redback. The legal, equitable and contractual rights of the holders of Redback Preferred Stock Interests (if any) are Unimpaired by the Plan and the holders of Allowed Class 7—Redback Preferred Stock Interests are not entitled to vote to accept or reject the Plan. Currently there are no issued and outstanding shares of Preferred Stock.

8.    Class 8—Old Redback Common Stock Related Interests.

(a)  Interests in Class:  Class 8 consists of old Redback Common Stock Related Interests and is divided into three subclasses, (i) Class 8.1—Old Redback Common Stock Interests (comprising all Interests, individually and collectively, as the case may be, with respect to the Old Redback Common Stock including (a) conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; and (c) share-appreciation rights), (ii) Class 8.2—Above Market Warrant Interests, and (iii) Class 8.3—Above Market Options Interests.

(b)  Treatment:  Above Market Warrant Interest holders and Above Market Option Interest holders may exercise their respective Above Market Warrants or Above Market Options at any time up to the end of the Exercise Period by notice in writing to the Debtor at 300 Holger Way, San Jose, CA 95134, Attention: General Counsel, to be received no later than 5:00 p.m. California time on the last day of the Exercise Period and specifying the applicable warrant or option being exercised, the number of shares in respect of which exercise is being made and accompanied by payment of the exercise price (and any other amounts payable under the applicable warrant or option). Should the holder of any Above Market Warrant Interest or Above Market Option Interest fail to so exercise its warrant or option by the end of the Exercise Period, they shall be deemed to have elected not to exercise their respective warrants or options. Any Above Market Warrants or Above Market Options not exercised within the Exercise Period will be deemed cancelled and of no further effect and all Above Market Warrant Interest holders and Above Market Option Interest holders will thereafter be barred, and permanently enjoined, from asserting any rights or claims in respect of such Above Market Warrant Interests and Above Market Option Interests, and (ii) upon expiration of the Exercise Period all Post-Split Common Stock shall be cancelled and there shall be issued to each participant in distributions to Class 8 its Pro Rata share of the Class 8 Stock and New Warrants in accordance with the following subsection.

(c)  Distributions:  On, or as soon as practicable following, the applicable Distribution Date, each holder of an Allowed Class 8 Interest (excluding in the case of Class 8.2 or Class 8.3 any Interest in respect of a cancelled (as opposed to duly exercised) Above Market Warrant or Above Market Option) shall receive, in full satisfaction, settlement, release, discharge of and in exchange for such Allowed Class 8 Interest, (i) its Pro Rata share of the Class 8 Stock (rounded up to nearest whole share), (ii) its Pro Rata share of Class I New Warrants exercisable (on the Effective Date), in the aggregate for all such warrants, for 2,631,579 shares of New Common Stock as adjusted for rounding of fractional shares, and (iii) its Pro Rata Share of the Class II New Warrants exercisable (on the Effective Date), in the aggregate for all such warrants, for 2,770,083 shares of New Common Stock as adjusted for rounding of fractional shares. Pro Rata shares shall be determined after expiration of the Exercise Period. No New Warrants issued shall, on initial issuance, be exercisable for a fraction of a share of New Common Stock. Instead, the number of shares of New Common Stock initially issuable pursuant to any New Warrants shall in the case of fractional entitlements of one-half ( 1/2) or more be rounded up to the nearest whole share and in the case of fractional entitlements less than one-half ( 1/2) rounded down to the nearest whole share.

9.    Class 9—Below Market Warrant Interests.

(a)  Interests in Class:  Class 9 consists of all Interests, individually and collectively, as the case may be, with respect to Below Market Warrants, including the rights of any entity to purchase or demand the issuance of Old Redback Common Stock pursuant to a Below Market Warrant.

(b)  Treatment:  The holders of Below Market Warrant Interests shall not receive any distributions on account of such Interests. On the Effective Date all Below Market Warrant Interests shall be cancelled. The holders of Below Market Warrant Interests are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

10.    Class 10—Below Market Option Interests.

(a)  Interests in Class:  Class 10 consists of all Interests, individually and collectively, as the case may be, with respect to the Below Market Options, including the rights of any entity to purchase or receive Below Market Options or to exercise a Below Market Option.

(b)  Treatment:  The holders of Below Market Option Interests shall not receive any distribution on account of such Interests. On the Effective Date all Below Market Option Interests shall be cancelled. The holders of Below Market Option Interests are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

11.    Class 11—Securities Litigation Claims.

(a)  Claims in Class:  Class 11 consists of any Claims arising out of the rescission of a purchase or sale of securities of the Debtor or an affiliate of the Debtor, or damages arising from the purchase or sale of such securities, or other claims subject to Section 510(b) of the Bankruptcy Code and including any Claims arising out of any settlement, compromise or other agreement related to the discharge of such claim, or any judgment or award relating to such litigation or dispute.

(b)  Treatment:  Each Class 11 Claim shall be treated as a separate subclass and Insured Allowed Securities Litigation Claims will be paid out of, and to the extent of, the proceeds of any applicable valid and enforceable insurance policy (as such proceeds are reduced by any deductibles or other contributions payable by Debtor under such policy). If any Allowed Securities Litigation Claims exceeds the available insurance proceeds or is uninsured, such portion of the Allowed Uninsured Securities Litigation Claim not covered by insurance proceeds shall in accordance with Section 510(b) of the Bankruptcy Code be treated in parity with the Class 8 Interests for the purpose of any distributions in respect of such Securities Litigation Claims and shall participate in distributions to Class 8 Interests Pro Rata as if it were a Class 8 Interest. Provided that, at its option, and if conducive to a settlement of any Securities Litigation Claims, the Debtor may in its discretion elect to pay in Cash such Securities Litigation Claim. Class 11 Claims are Unimpaired and holders of Class 11—Securities Litigation Claims are not entitled to vote to accept or reject the Plan.

12.    Class 12—Employment Related Litigation Claims.

(a)  Claims in Class:  Class 12 consists of Claims related to disputed claims, litigation and other adjudicative proceedings arising out of the employment or retention of former, as of the Petition Date, employees or independent contractors of Debtor, asserted, commenced or pending on the Petition Date or asserted, commenced or pending after the Petition Date in respect of prepetition claims, actions, activities or causes of action.

(b)  Treatment:  Each Class 12 Claim shall be treated as a separate subclass and Insured Allowed Employment Related Litigation Claims will be paid out of, and to the extent of, the proceeds of any applicable valid and enforceable insurance policy (as such proceeds are reduced by any deductible or other contributions payable by the Debtor under such policy). If any portion of the Allowed Employment Related Litigation Claim exceeds the available insurance proceeds or is uninsured, the holder of such Allowed Uninsured Employment Related Litigation Claims shall in full and final satisfaction, settlement, release, discharge of, and in exchange for such portion of their Employment Related Litigation Claim be paid, in Cash, an amount equal to its Class 12 Allocation.

D.    Allowed Claims and Allowed Interests

Notwithstanding any provision herein to the contrary, the Debtor or Reorganized Redback shall only make distributions to holders of Allowed Claims and Allowed Interests. No holder of a Disputed Claim or Disputed Interest will be entitled to receive any distribution on account thereof until, and then only to the extent that, its Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

E.    Postpetition Interest

In accordance with Section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtor shall be calculated as of the Petition Date. Except as otherwise explicitly provided for herein, or in an order of the Bankruptcy Court, no holder of an Unsecured Claim shall be entitled to, or receive, Postpetition Interest.

F.    Special Provision Regarding Unimpaired Claims and Passed Through Rights

Except as otherwise provided in the Plan, nothing shall affect the Debtor’s or Reorganized Redback’s rights and defenses, either legal or equitable, with respect to any Unimpaired Claim or Passed Through Right, including, without limitation, all rights with respect to legal and equitable defenses, and setoffs or recoupments, against Unimpaired Claims and Passed Through Rights.

Article IV.

Means for implementation of the plan

A.    Continued Corporate Existence and Vesting of Assets in Reorganized Redback

Reorganized Redback shall continue to exist after the Effective Date as a separate corporate entity, in accordance with applicable law in the State of Delaware. Debtor’s existing certificate of incorporation shall, as of the Effective Date, be amended and restated upon the terms of Reorganized Redback Certificate of Incorporation without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise. The Confirmation Order will request the appropriate officials with the Secretary of State for the State of Delaware to accept for filing the Reorganized Redback Certificate of Incorporation as so adopted. Debtor’s bylaws shall be retained by Reorganized Redback and continue in effect on and after the Effective Date. On and after the Effective Date, the Reorganized Redback Certificate of Incorporation and Reorganized Redback Bylaws shall govern Reorganized Redback’s operation, unless and until further amended or modified in accordance with applicable law.

Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all property of the Estate, including all claims, rights and causes of action, Passed Through Rights and any property acquired by the Debtor or Reorganized Redback under or in connection with the Plan, to the maximum extent permitted by applicable law, shall vest in Reorganized Redback free and clear of all Claims, liens, charges, other encumbrances and interests (except with respect to the rights of counterparties in respect of Passed Through Rights and Claims and Interests that are Unimpaired under the Plan, to the extent that such rights, Claims and Interests are Reinstated, assumed or passed through (as applicable)).

On and after the Effective Date, to the maximum extent permitted by applicable law, Reorganized Redback may operate its business and may use, acquire and dispose of property and compromise or settle any Claims or Interests or Passed Through Rights without supervision of, or approval by, the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the generality of the foregoing, all rights, privileges, entitlements, authorizations, grants, permits, licenses, easements, franchises, and other similar items which constitute part of, or are necessary or useful in the operation of the property of the Estate shall be vested in Reorganized Redback on the Effective Date, and shall thereafter be exercisable and usable by Reorganized Redback to the same and fullest extent that they would have been exercisable and usable by the Debtor before the Petition Date, or by the Estate or Debtor during the Chapter 11 Case in the absence of the Plan. Without limiting the foregoing, to the maximum extent permitted by applicable law, Reorganized Redback may pay charges that it incurs on and after the Confirmation Date for Professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

B.    Cancellation Of Existing Securities and Related Agreements

Except as otherwise provided in this Plan with respect to the post-Effective Date exercise of Above Market Warrants and Above Market Options during the Exercise Period, as of the Effective Date and after giving effect to the Reverse Stock Split and the other restructuring transactions described in Article IV.C, the certificates or documentation evidencing or constituting the Existing Securities and other evidences of indebtedness will evidence solely the right to receive the distribution of the consideration, if any, set forth in Article III.C. On the Effective Date, except as set forth in the preceding sentence or as otherwise provided for in the Plan, (i) the Existing Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person, and (ii) the obligations of Redback under the Existing Securities and under Redback’s certificate of incorporation and bylaws, any agreements (including any investor rights or similar agreements with, or between, stockholders of Debtor), indentures, or certificates of designations in each case with respect to the Existing Securities, shall be discharged; provided, however, that (1) the Investor’s Rights Agreement between Redback and Nokia Finance International B.V. dated as of May 21, 2002 (as amended from time to time) shall continue in effect and shall apply to the New Common Stock in the same manner as it did to the Old Redback Common Stock, (2) the Retained Incentive Plans (and rights to purchase stock pursuant to the Employee Stock Purchase Plan) shall be assumed pursuant to Article IV.C.8 and (3) each indenture or other agreement that governs the rights of the holder of a Class 4.1 Subordinated Note Claim and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of (a) allowing such indenture trustee, agent or servicer to make the distributions to be made on account of such Claims under the Plan, and (b) permitting such indenture trustee, agent, or servicer to maintain any rights it may have (other than against Debtor) for indemnification, liens, fees, costs, and expenses under such indenture or other agreement. Additionally, the cancellation of the Indenture shall not impair the rights and duties under the Indenture as between the Indenture Trustee thereunder and the beneficiaries of the trust created thereby.

Any actions taken by an indenture trustee, agent or servicer that are not for the purposes authorized in this Article IV.B. shall not be binding upon the Debtor. Except with respect to the making of distributions as provided in the preceding paragraph, Reorganized Redback may, with or without cause, terminate any indenture or other governing agreement and the authority of any indenture trustee, agent or servicer to act thereunder at any time by giving five (5) days’ written notice of termination to the indenture trustee, agent, or servicer. If distributions under the Plan on account of Class 4.1 Subordinated Note Claims have not been completed at the time of termination of the Indenture or other governing agreement, Reorganized Redback shall designate a distribution agent to act in place of the Indenture Trustee and the provisions of this Article IV.B. shall be deemed to apply to the new distribution agent.

C.    Restructuring Transactions

1.    Reverse Stock Split.

Upon the Effective Date, the Old Redback Common Stock shall be subject to a 73.3925456 to one reverse stock split, such that each 73.3925456 shares of Old Redback Common Stock immediately prior to the Reverse Stock Split shall following the Reverse Stock Split (and subject to adjustment for fractional entitlements discussed below) be consolidated into one share of Post-Split Common Stock, without the need for any further corporate act or other action under any applicable law, regulation, order or rule.

2.    Authorized Share Capital.

(a)  Upon consummation of the Reverse Stock Split, the Debtor shall without the need for any further corporate act or other action under any applicable law, regulation, order or rule, have 750,000,000 shares of authorized New Common Stock in addition to any issued Post-Split Common Stock and Post-Split Common Stock issuable in respect of Above Market Warrants and Above Market Options.

(b)  The authorized number of shares of Preferred Stock is, and subsequent to the Effective Date will remain, 10,000,000 shares, none of which are or will be issued and outstanding.

3.    Redback Stock Options and Old Redback Common Stock Warrants.

Upon consummation of the Reverse Stock Split, and in accordance with and pursuant to the documents governing the Above Market Options and Above Market Warrants and the Employee Stock Purchase Plan, the amount of common stock issuable pursuant to the Above Market Options and Above Market Warrants or purchasable under the Employee Stock Purchase Plan, as applicable, will be reduced by dividing the total number by the reverse stock split ratio of 73.3925456:1, rounded down to the nearest whole share and the exercise prices or purchase price, as applicable, will be increased by a factor of the reverse stock split ratio of 73.3925456:1, rounded up to the nearest whole cent.

4.    Fractional Entitlements.

No scrip or fractional shares will be issued in connection with the Reverse Stock Split. Instead:

(i)  Holders of Old Redback Common Stock who otherwise would be entitled to receive fractional shares will be entitled to a number of shares of Post-Split Common Stock rounded up to the nearest whole number of shares of Post-Split Common Stock. The ownership of a fractional interest will not give the holder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number of shares of Post-Split Common Stock when the post-split shares are issued.

(ii)  Above Market Options and Above Market Warrants which upon exercise would otherwise entitle the holder thereof to receive fractional shares, since such Above Market Options or Above Market Warrants upon exercise would result in a number of shares of Old Redback Common Stock not evenly divisible by the reverse stock split ratio, will thenceforth be exercisable for a number of shares of New Common Stock rounded down to the nearest whole number.

(iii)  The entitlements to purchase shares of Common Stock under the Employee Stock Purchase Plan will be rounded up to the nearest whole share, with a consequent rounding up of the applicable per share price.

5.    Cancellation of Post-Split Common Stock and Issuance of New Common Stock and New Warrants to Class 8.

Upon the expiration of the Exercise Period without the need for any further corporate act or other action under any applicable law, regulation, order or rule, the shares of Post-Split Common Stock shall be deemed cancelled. On or as soon as practicable after the expiration of the Exercise Period, the Class 8 Stock and the New Warrants shall be issued by Reorganized Redback pursuant to the Plan without the need for further corporate act or other action under applicable law, regulation, order or rule. All shares of New Common Stock issued pursuant to the Plan (or upon exercise of any New Warrant) will be, upon issuance, fully paid and non-assessable, and the holders thereof will have no preemptive or other rights to subscribe for additional shares. The New Common Stock shall be entitled to the same rights and benefits under the Rights Agreement, dated as of June 12, 2001 between Redback and U.S. Stock Transfer Corporation, as Rights Agent (as amended or otherwise modified from time to time, the “Rights Agreement”), as previously enjoyed by the Old Redback Common Stock and Post-Split Stock, as applicable. The Rights Agreement shall be assumed by Reorganized Redback as of the Effective Date and shall continue in effect thereafter in accordance with its terms.

6.    New Warrants.

(i)  The Class I New Warrants will, among other things, (i) entitle the holders thereof to purchase up to 2,631,579 shares of New Common Stock (as adjusted for rounding of fractional entitlements), (ii) be exercisable for seven years from the Effective Date, and (iii) have an exercise price per share equal to the Class I New Warrants Exercise Price.

(ii)  The Class II New Warrants will, among other things (i) entitle the holders thereof to purchase up to 2,770,083 shares of New Common Stock (as adjusted for rounding of fractional entitlements), (ii) be exercisable for seven years from the Effective Date, and (iii) have an exercise price per share equal to the Class II New Warrants Exercise Price.

7.    Reservation of Shares of New Common Stock.

Immediately following the consummation of the Reverse Stock Split and the exchanges referenced above, and without the need for any further corporate act or other action under any applicable law, regulation, order or rule, 5,401,662 shares of New Common Stock (as adjusted for rounding of fractional entitlements) will be reserved for issuance on account of the New Warrants and 12,496,048 shares of New Common Stock will be reserved for issuance on account of the Retained Incentive Plans (as detailed below).

8.    Retained Incentive Plans; Reserve.

The Retained Incentive Plans (but not any options issued and outstanding, or other rights to purchase stock, thereunder except pursuant to the Stock Purchase Plan) or any Claims or Interests related to options issued, or rights to purchase, thereunder) shall, as of the Effective Date, be treated as executory contracts and assumed or passed through (as applicable) by Reorganized Redback. On the Effective Date, the Reorganized Redback Option Pool shall be deemed reserved for issuance pursuant to the Employee Stock Option Plan, as the option pool under such Employee Stock Option Plan (superceding and replacing any prior option pool outstanding with respect to such Employee Stock Option Plan), and 20,438 shares of New Common Stock shall be deemed reserved for issuance pursuant to the Redback Networks Inc. 1999 Directors’ Option Plan (superceding and replacing any prior option pool outstanding with respect to such Director’s Option Plan), and 1,500,000 shares of New Common Stock shall be deemed reserved for purchase pursuant to the Redback Networks Inc. 1999 Employee Stock Purchase Plan superceding and replacing any prior reservations made in respect of such Employee Stock Purchase Plan), in each case without the need for further corporate act of Reorganized Redback or any other act or action under applicable law, regulation, order or rule.

D.    Directors and Officers/Management

On, and after, the Effective Date, the management, control and operation of Reorganized Redback shall become the general responsibility of the Board of Directors of Reorganized Redback in accordance with applicable Delaware law. On the Effective Date, the term of the current board of directors of Redback shall expire. The initial board of directors of Reorganized Redback after the Effective Date shall consist of nine (9) members, which shall include seven (7) members to be designated by the Unofficial Noteholder Committee (at least four (4) of whom shall be reasonably acceptable to the retiring board of Redback) and one (1) shall be the then-current Chief Executive Officer and one (1) shall be the then-current Chief Financial Officer. Provided that such Persons entitled to designate directors hereunder have identified their respective designees to Redback, Redback will identify the individuals proposed to serve as directors of Reorganized Redback as well as any proposed changes to the existing management in a Plan Supplement, which will be filed with the Bankruptcy Court on or before the date that is ten (10) days prior to the Confirmation Hearing. Such Plan Supplement shall also disclose such additional information as is necessary to satisfy Section 1129(a)(5) of the Bankruptcy Code, including (1) the identity and affiliation of any individual who is proposed to serve as an officer or director of Reorganized Redback; (2) the identity of any other insider who will be employed or retained by Reorganized Redback; and (3) the compensation for each such individual.

E.    Preservation of Rights of Action; Settlement of Litigation

Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release, or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized Redback will retain, and there shall be vested in Reorganized Redback, as assets all claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, whether or not litigation relating thereto is pending on the Effective Date, whether or not any such rights, claims, causes of action, defenses, and counterclaims have been listed or referred to in the Plan, the Schedule of Claims and Interests, any Plan Document or any other document Filed with the Bankruptcy Court, that the Debtor or its Estate may hold against any Person (including any avoidance or recovery actions pursuant to Sections 105, 502(d), 510 or 542 through 551 or 553 of the Bankruptcy Code, or otherwise), except such claims that are expressly released under the Plan or the Confirmation Order (collectively, “Rights of Action”). Without limitation to the foregoing, Reorganized Redback, in its sole discretion, may commence, prosecute, enforce, defend, settle, compromise, realize upon any rights, claims, causes of action and counterclaims for the benefit of Reorganized Debtor.

Without in any manner limiting the generality of the Plan, notwithstanding any otherwise applicable principle of law or equity, including, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a right, claim, cause of action, defense, or counterclaim, or potential right, claim, cause of action, defense, or counterclaim, in the Plan, the Schedule of Claims and Interests, or any Plan Document or other document Filed with the Bankruptcy Court, does not, and will not be deemed to, constitute a waiver or release by the Debtor of such claim, right, cause of action, defense, counterclaim, suit, or proceeding, and Reorganized Redback will retain the right to pursue additional claims, rights, cause of action, defense, counterclaim, suits or proceedings. Neither the Debtor nor Reorganized Redback waives, relinquishes, or abandons (nor shall they be estopped or otherwise precluded from asserting) any right, claim, cause of action, defense, or counterclaim that constitutes property of the Estate: (a) whether or not such right, claim, cause of action, defense, or counterclaim has been listed or referred to in the Plan or the Schedule of Claims and Interests, or any Plan Document or other document Filed with the Bankruptcy Court, (b) whether or not such right, claim, cause of action, defense, or counterclaim is currently known to the Debtor, and (c) whether or not a defendant in any litigation relating to such right, claim, cause of action, defense, or counterclaim Filed a proof of claim in the Chapter 11 Case, Filed a notice of appearance or any other pleading or notice in the Chapter 11 Case, voted for or against the Plan, or received or retained any consideration under the Plan. In addition, at any time after the Petition Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtor or Reorganized Redback may settle some or all of the Rights of Action with the approval of the

Bankruptcy Court pursuant to Bankruptcy Rule 9019. For the avoidance of doubt, nothing in this Plan shall be treated as preserving any Claim against Debtor (i) that is stated to be released under this Plan, or (ii) that is contrary to any Claim or Interest that is stated to be an Allowed Claim or an Allowed Interest under this Plan or (iii) that is contrary to Reorganized Redback’s assumption thereof as an Assumed Unsecured Claim.

F.    Effectuating Documents; Further Transactions

The chairman of the board of directors, chief executive officer, chief financial officer, or any other appropriate officer of Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any Plan Documents. The secretary or assistant secretary of Debtor shall be authorized to certify or attest to any of the foregoing actions.

G.    Exemption from Certain Transfer Taxes

Pursuant to Section 1146(c) of the Bankruptcy Code, and, to the maximum extent permitted by applicable law, any transfers from Debtor to Reorganized Redback or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, franchise tax required to be paid before filing or recording of any document, or other similar tax or governmental assessment, and, to the maximum extent permitted by applicable law, the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Article V.

Provisions governing distributions

A.    Distributions for Claims and Interests Allowed as of the Effective Date

Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims or Interests that are Allowed Claims or Allowed Interests as of the Effective Date shall be made on the applicable Distribution Date. All Cash distributions shall be made from available Cash of Reorganized Redback. Any distribution under the Plan of property other than Cash shall be made by the Disbursing Agent or the Indenture Trustee, as applicable, in accordance with the terms of the Plan.

B.    Disbursing Agent

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to the implementation of the provisions hereof. The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles III, V, and VI hereof), except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement.

If the Disbursing Agent is an independent third party designated by Reorganized Redback to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by an indenture trustee, agent, or servicer), such Disbursing Agent, indenture trustee, agent, or servicer shall receive, without the need for further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services, from Reorganized Redback on terms acceptable to Reorganized Redback. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by Reorganized Redback. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by Reorganized Redback.

C.    Surrender of Securities, Instruments and Other Certificates

1.    Generally.

As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest, the holder of such Claim or Interest, other than holders whose holdings are evidenced merely by electronic entry, shall be required to tender the applicable instruments, securities or other documentation (if any) evidencing such Claim or Interest (a “Certificate”) to Reorganized Redback or the Indenture Trustee, as applicable, unless waived in writing by Reorganized Redback. Any Cash, New Common Stock or New Warrants to be distributed pursuant to the Plan on account of any such Claim or Interest shall, pending surrender of such Certificate, shall be treated as an undeliverable distribution pursuant to the Plan.

2.    Existing Securities Certificates.

On or before the applicable Distribution Date, each holder of a Certificate (if any) evidencing an Existing Security shall surrender its Certificate to Reorganized Redback or the Indenture Trustee or their agents, as applicable, in accordance with written instructions to be provided to such holders by Reorganized Redback or the Indenture Trustee, as applicable, as promptly as practicable following the Effective Date. Delivery of the Certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Certificates with a letter of transmittal in accordance with any instructions provided. All surrendered Certificates shall be marked as cancelled. In the event that the Certificates for the Subordinated Notes consists solely of one or more global notes held at the Depository Trust Company or other applicable depository, the Indenture Trustee shall surrender such Certificates to Reorganized Redback or its agents.

3.    Failure to Surrender Certificates.

Any holder of a Claim or Interest that fails to surrender or is deemed to have failed to surrender its Certificate within one (1) year after the Effective Date shall have its Claim or Interest and its distribution pursuant to the Plan on account of such Claim or Interest evidenced by such Certificate discharged and shall be forever barred from asserting any such Claim or Interest against Reorganized Redback or its property. In such cases, any Cash, New Common Stock or New Warrants held for distribution on account of such Claim or Interest shall be treated as provided for pursuant to Article V.I. of the Plan.

D.    Lost, Stolen, Mutilated or Destroyed Securities

In addition to any requirements under the Indenture or any other applicable agreement, any holder of a Claim or Interest evidenced by a Certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering its Certificate, deliver to Reorganized Redback or the Indenture Trustee or their agents, as applicable: (i) evidence reasonably satisfactory to Reorganized Redback and, when applicable, the Indenture Trustee, of the loss, theft, mutilation or destruction, and (ii) such security or indemnity as may be required by Reorganized Redback or, when applicable, the Indenture Trustee to hold Reorganized Redback and, when applicable, the Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Claim or Allowed Interest. Upon compliance with the foregoing by a holder of a Claim or Interest, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Certificate.

E.    Instructions to Disbursing Agent

Prior to any distribution on account of a Class 4.1 Subordinated Note Claim, the Indenture Trustee shall (i) inform the Disbursing Agent as to the amount of properly surrendered Subordinated Notes, and (ii) inform the Disbursing Agent in a properly completed letter of transmittal, accompanied where applicable with properly remitted securities, of the names of holders of Allowed Class 4.1 Subordinated Note Claims, and the number of shares of New Common Stock to be issued and distributed to or on behalf of each such holder of Allowed Class 4.1 Subordinated Note Claims in exchange for their Subordinated Notes.

F.    Services of Indenture Trustee

The Indenture Trustee’s services with respect to consummation of the Plan shall be as set forth in the Plan.

G.    Record Date for Distributions to Holders of Subordinated Notes and Redback Interests

At the close of business on the Distribution Record Date, the transfer ledgers for the Existing Securities shall be closed, and there shall be no further changes in the record holders of such securities. Reorganized Redback and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

H.    Means of Cash Payment

Cash payments under this Plan will be in U.S. funds by checks drawn on a domestic bank selected by Reorganized Redback, or by wire transfer from a domestic bank, at the option of Reorganized Redback. Cash payments to foreign creditors may be made, at the option of Reorganized Redback, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

I.    Delivery of Distributions; Undeliverable or Unclaimed Distributions

Distributions to holders of Allowed Claims or Allowed Interests shall be made by the Disbursing Agent or the Indenture Trustee, as the case may be, (i) at the holder’s last known address, or (ii) at the address in any properly completed written notice of address change delivered to the Disbursing Agent or the Indenture Trustee, as applicable, or (iii) in the case of the holder of a Subordinated Note Claim, at the address in the Indenture Trustee’s or its registrar’s official records, or (iv) in the case of the holder of a Redback Interest, at the address in the Debtor’s or its registrars official records, or (v) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any holder’s distribution is returned as undeliverable, no further distributions to such holder need be made, unless and until the Disbursing Agent or the Indenture Trustee, as applicable, is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without accounting for interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the Indenture Trustee shall be returned to Reorganized Redback or the Indenture Trustee, as the case may be, until such distributions are claimed.

All claims for undeliverable distributions must be made within one (1) year after the Effective Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. Any checks or other payments on account of distributions pursuant to the Plan which are not cashed or otherwise claimed within one year from the effective date may be cancelled by Reorganized Redback and shall be considered unclaimed or undeliverable distributions. Any Cash, New Common Stock or New Warrants held or reserved for distribution on account of unclaimed or undeliverable distributions shall become property of the Estate free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Stock or New Warrants held for distribution on account of such Claim or Interest shall be canceled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to, Reorganized Redback, to attempt to locate any holder of an Allowed Claim or Allowed Interest.

J.    Withholding and Reporting Requirements

In connection with the Plan and all distributions thereunder, Reorganized Redback shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding and reporting requirements. Reorganized Redback shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim or Allowed Interest that is to receive a distribution of Cash, New Common Stock or New Warrants pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be required to be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to Reorganized Redback for the payment and satisfaction of such tax obligations or has, to Reorganized Redback’s satisfaction, established an exemption therefrom. Any Cash, New Common Stock or New Warrants to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Article V.I. of the Plan.

K.    Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for the Debtor’s federal income tax purposes, be allocated on the Debtor’s books and records to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

L.    Setoffs

1.    Setoffs.

Except as provided in the Plan, Reorganized Redback may, but shall not be required to, set off against any Claim or Interest or Passed Through Right, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim or Interest or Passed Through Right, claims of any nature whatsoever that the Debtor may have against the holder of such Claim or Interest or Passed Through Right; provided, however, that neither the failure to do so, nor the allowance of any Claim or Interest or Passed Through Right hereunder shall constitute a waiver or release by Reorganized Redback of any claim that the Debtor may have against such Person.

2.    Application of Landlord Security.

The Allowed amount of any Lease Claim shall be determined net of the application of any security (including deposits and letters of credit) held in respect of such Claim.

3.    Application of Insurance to Litigation Claims.

The Litigation Claims shall be considered as contingent Disputed Claims unless and until such litigation or other adjudicative proceedings have been finally settled to the satisfaction of Debtor or resolved pursuant to a Final Order. Until such resolution distributions in respect of such Litigation Claims shall be treated as undeliverable pursuant to Article V.I. The Allowed amount of any such finally resolved Litigation Claim shall be determined after the application of all available insurance proceeds, letters of credit or Collateral and the holder of a Litigation Claim shall first proceed against and exhaust such sources of payment before any distribution need be made pursuant to the Plan on account of such Claims.

M.    Compromise of Controversies

Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of, or transactions with, the Debtor and any other Claims and controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtor, the Estate, creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

N.    Payments Prior to the Distribution Date

Notwithstanding the contents of the Schedule of Claims and Interests, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by the Debtor prior to the applicable Distribution Date, including pursuant to orders of the Bankruptcy Court. To the extent such payments are not reflected in the Schedule of Claims and Interests, such Schedule of Claims and Interests is hereby amended and reduced to reflect that such payments were made. Nothing in the Plan shall preclude Debtor from paying Claims that the Debtor was authorized to pay pursuant to any Final Order entered by the Bankruptcy Court prior to the Confirmation Date.

Article VI.

Procedures for resolving disputed, contingent,

and unliquidated claims and interests; bar dates

A.    Objections to Claims and Interests; Disputed Claims and Interests

The Debtor intends to make distributions, as required by the Plan, in accordance with the Schedule of Claims and Interests. Unless disputed by the Debtor or a holder of a Claim or Interest, the amount set forth in the Schedule of Claims and Interests as liquidated, undisputed and not contingent, shall constitute the amount of the Allowed Claim or Allowed Interest of such holder. If any holder of a Claim or Interest disagrees with the amount so Scheduled by the Debtor, such holder must file a proof of claim, in which event, the Claim or Interest will be a Disputed Claim or a Disputed Interest. The Debtor will resolve any such disputes either consensually or through judicial means through the Bankruptcy Court, except to the extent that Reorganized Redback and the holder of such Disputed Claim or Disputed Interest agree to resolve such dispute in arbitration or some other judicial forum. The determination of whether such Claim or Interest shall be Allowed and/or the amount of any such Claim or Interest shall be determined, resolved or adjudicated, as the case may be, in accordance with relevant applicable law. All such objections will be litigated to Final Order; provided, however, that the Debtor may compromise and settle, withdraw or resolve by any other method approved by the Bankruptcy Court, any objections to Claims or Interests. In addition, any Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the afore-mentioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism. Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims or Allowed Interests shall be in complete settlement, satisfaction and discharge of such Allowed Claims or Allowed Interests.

B.    No Distribution Pending Allowance

No payments or distributions will be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Interest, or relevant portion thereof, has become an Allowed Claim or Allowed Interest.

C.    Distributions After Allowance

To the extent that a Disputed Claim or Disputed Interest ultimately becomes an Allowed Claim or Allowed Interest, a distribution will be made to the holder of such Allowed Claim or Allowed Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court, or other applicable court of competent jurisdiction, allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent shall disburse to the holder of such Claim or Interest the distribution to which such holder is entitled under the Plan.

D.    Filing Proofs of Claim; Bar Dates for Claims and Interests

Except as otherwise expressly provided in this Plan, unless the holder of a Claim or Interest does not dispute the amount of their Claim or Interest shown on the Schedule of Claims and Interests as liquidated, undisputed and not contingent, any holder of a Claim or Interest shall be required to File and serve on the bankruptcy counsel for Debtor, and any other party specifically requesting a copy, a proof of claim or interest (as applicable) in respect of their Claim or Interest, by the date occurring ten (10) days prior to the date of the Confirmation Hearing. Holders of Claims and Interests that are required to so file a proof of claim or interest, but which do not do so within such prescribed time period shall be forever barred from asserting such Claims or Interests against the Debtor, the Estate, Reorganized Redback or their property. In the event that, for whatever reason, the Bankruptcy Court does not approve the setting of the bar dates as described above, the Debtor reserves the right, and shall be entitled, to set no bar date and to resolve any Claims or Interests or Disputed Claims or Disputed Interests after Confirmation in the ordinary course, or to seek approval, by appropriate order of the Bankruptcy Court, for the fixing of an alternative bar date following the Confirmation Date. The Bankruptcy Court shall retain jurisdiction to set any such bar dates or to otherwise resolve such Claims, Interests, Disputed Claims and Disputed Interests.

E.    Objections to Claims

Except as otherwise provided for Professional Fee Claims and Administrative Claims under Article II.A. hereof, and as otherwise ordered by the Bankruptcy Court, objections to Claims shall be Filed by Reorganized Redback and served upon the holder of such claim as applicable, not later than the later of (a) ninety (90) days after the Effective Date, and (b) sixty (60) days after a proof of claim or interest is Filed. Nothing in this Article VI.E. shall be construed to extend the applicable bar date or dates for the Filing of proofs of claims or interest, or requests for payment in these cases, or to make timely any proof of claim or interest, or request for payment Filed after the applicable bar date.

Article VII.

Treatment of executory contracts and unexpired leases

A.    Assumed Contracts, Unexpired Leases and Passed Through Rights

1.    Except as otherwise provided below with respect to real estate leases or otherwise in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in contemplation of the Plan, as of the Effective Date, Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is the subject of a motion to reject filed on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date. Nothing in the Plan, any Annex to the Plan, or any document executed or delivered in connection with the Plan or any such Annex creates any obligation or liability on the part of the Debtor, Reorganized Redback or any other person or entity that is not currently liable for such obligation, with respect to any executory contract or unexpired lease except as otherwise expressly provided in the Plan.

2.    Notwithstanding the foregoing provisions of section VII.A.1., each unexpired lease for the use or occupancy of real estate shall, as of the Effective Date, be deemed to be rejected by the Debtor pursuant to Section 365 of the Bankruptcy Code unless such lease (i) was previously assumed or rejected by the

Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume filed on or before the Confirmation Date or (iv) is a Restructured Lease or Sales Office Lease. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the lease rejections described above, as of the Effective Date.

3.    Each executory contract and unexpired lease that is assumed or passed through and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the real estate, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in related to such real estate, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court, or is the subject of a motion to reject filed on or before the Confirmation Date.

4.    As of the Effective Date, all Passed Through Rights, including any non-exclusive or exclusive patent, trademark, copyright, maskwork or other intellectual property license not assumable under Section 365(c) of the Bankruptcy Code, shall be passed through for the benefit of the Reorganized Redback, unaltered and unaffected by the Chapter 11 Case.

B.    Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor by Cure. Provided that upon assumption of any executory contract or unexpired lease the Debtor shall continue to have the benefit of any payment terms that existed prior to the Petition Date with respect to amounts payable under such contracts. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Redback or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption or assumption and assignment (as applicable), Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be. Any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied by Reorganized Redback, under section 365(b)(1) of the Bankruptcy Code, either by payment of the cure amount (if any), in Cash, on the Effective Date, such other terms as agreed to by Reorganized Redback and the non-debtor party to the executory contract or unexpired lease, or as ordered by the Bankruptcy Court. Unless the non-debtor party to any executory contract or unexpired lease to be assumed Filed and served on the Debtor and its counsel an objection to the ‘cure amount’ specified on the Schedule of Executory Contracts and Unexpired Leases to be Assumed on or before the last date established by the Bankruptcy Court to File and serve objections to Confirmation of the Plan, such ‘cure amount’ shall be forever binding on such non-debtor party to said executory contract or unexpired lease. In the event of a timely Filed and served objection regarding (1) the amount of any cure payments, (2) the ability of Reorganized Redback to provide adequate assurance of future performance under the executory contract or unexpired lease to be assumed, or (3) any other matter pertaining to assumption, any cure payment required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

C.    Rejected Contracts, Leases and Passed Through Rights

Except as otherwise provided in the Plan (including pursuant to Article VII.A.) or in any contract, instrument, release, indenture or other agreement or document entered into in contemplation of the Plan, none of the executory contracts and unexpired leases to which a Debtor is a party shall be rejected under the Plan; provided, however, that the Debtor reserves the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease or Passed Through Right to which the Debtor is a party. Effective immediately prior to the Effective Date, each executory contract or unexpired lease or Passed Through Right of the Debtor listed on the “Schedule of Executory Contracts and Unexpired Leases and Passed Through Rights to be Rejected,” is rejected, to the extent, if any, each constitutes an executory contract or unexpired lease or Passed Through Right, and without conceding that each constitutes an executory contract or unexpired lease or Passed Through Right or that the Debtor has any liability under each. Listing a contract or lease or Passed Through Right on the Schedule of Executory Contracts and Unexpired Leases and Passed Through Rights to be Rejected is not deemed an admission by the Debtor or Reorganized Redback that such contract is an executory contract or unexpired lease or Passed Through Right or that the Debtor or Reorganized Redback has any liability thereunder. The Debtor reserves the right at any time before Confirmation to amend the Schedule of Executory Contracts and Unexpired Leases or Passed Through Rights to be Rejected, including to (a) delete any executory contract or unexpired lease or Passed Through Right listed on such Schedule and provide for its assumption or assumption and assignment or being passed through, as the case may be, or (b) add any executory contract or unexpired lease or Passed Through Right to such Schedule, thus providing for its rejection. The Debtor shall provide notice of any amendment of such Schedule to the party to the affected executory contract or unexpired lease, counsel for the Committee and the U.S. Trustee.

D.    Claims Based on Rejection of Executory Contracts or Unexpired Leases; Bar Date

If the rejection by Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease or Passed Through Right gives rise to a Claim, a proof of Claim must be served upon Reorganized Redback and its bankruptcy counsel within thirty (30) days after the earlier of (i) notice of entry of the Confirmation Order, or (ii) other notice that the executory contract or unexpired lease or Passed Through Right has been rejected. Any Claims not served within such time periods will be forever barred from assertion against Reorganized Redback, its Estate, and its property. The Confirmation Order shall constitute an order of the Bankruptcy Court approving all such rejections as of the Effective Date. Debtor reserves the right to designate, at any time prior to the Confirmation Order, any such Claim as a Miscellaneous Impaired Claim.

E.    Compensation and Benefit Plans; Treatment of Retirement Plans

Except as, and to the extent, previously assumed by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtor including the Retained Incentive Plans (but excluding the other Employee Incentive Plans and any Redback Stock Option Interests and Old Redback Common Stock Warrant Interests), and programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, and life, accidental death and dismemberment insurance plans, entered into before or after the Petition Date and not since terminated, will be deemed to be, and will be treated as executory contracts that are assumed under Article VII.A. of the Plan, but only to the extent that rights under such programs are held by the Debtor or Persons who are employees of the Debtor as of the Confirmation Date, and the Debtor’s obligations under such programs to persons who are employees of the Debtor on the Confirmation Date will survive confirmation of the Plan, except for executory contracts or plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any plans or contracts. In addition, pursuant to the requirements of Section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Debtor of all “retiree benefits,” as defined in Section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

F.    Indemnification of Directors, Officers and Employees

Notwithstanding anything to the contrary contained in the Plan, the obligations of the Debtor to indemnify and/or provide contribution to any person or entity serving at any time on or prior to the Effective Date as one of its directors, officers, agents, employees or representatives by reason of such person’s or entity’s service in such capacity (or, as applicable, as a director, officer agent, employee or representative of any other corporation or legal entity), to the extent provided in the Debtor’s Corporate Documents, or by a written agreement with the Debtor, or pursuant to applicable general corporation law, each as applicable, in respect of all past, present and future actions, suits and proceedings against any of such directors, officers, agents, employees and representatives, shall not be discharged or impaired by confirmation or consummation of the Plan, but shall survive unaffected by the reorganization contemplated by the Plan and shall be deemed and treated as executory contracts that are assumed by Reorganized Redback pursuant to the Plan and Section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as Assumed Unsecured Claims and shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before, on or after the Petition Date.

Article VIII.

Acceptance or rejection of the plan

A.    Classes Entitled To Vote

Each Impaired Class of Claims or Interests that will (or may) receive or retain property or any interest in property under the Plan, i.e., Classes 4, 5, 8 and 12, is entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims or Interests is deemed to have accepted the Plan and each Class of Claims or Interests not entitled to any distribution under the Plan is deemed to have rejected the Plan and, therefore, in either such case such Classes of Claims and Interests are not entitled to vote.

B.    Acceptance by Impaired Classes

An Impaired Class of Claims shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any holder designated by the Bankruptcy Court under Section 1126(e) of the Bankruptcy Code. An Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated by the Bankruptcy Court under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

C.    Elimination of Classes

Any Class that does not contain any Allowed Claims or Interests or any Claims or Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from this Plan for purposes of (i) voting to accept or reject this Plan, and (ii) determining whether it has accepted or rejected this Plan under Section 1129(a)(8) of the Bankruptcy Code.

D.    Cramdown

To the extent necessary, the Debtor requests confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to modify the Plan to the extent, if any, that confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification, including, if necessary, by the elimination of distributions to Classes 7 and 8.

Article IX.

Securities to be issued in connection with the plan

A.    New Securities

On or before the applicable Distribution Date, Reorganized Redback shall issue, for distribution in accordance with the provisions of the Plan, the New Common Stock and New Warrants required for distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. A description of the terms of the New Common Stock is annexed hereto as Exhibit B.

B.    Exemption from Registration

The issuance of the New Securities pursuant to the Plan shall be, and the Confirmation Order shall provide that they, and any securities issued upon exercise thereof, are, exempt, to the maximum extent permitted by applicable law, from registration under the Securities Act and any other applicable securities laws (including state securities laws) pursuant to Section 1145 of the Bankruptcy Code, except to the extent of any restrictions applicable under Section 1145 to any holders of New Securities deemed to be “underwriters,” as that term is defined in Section 1145 of the Bankruptcy Code.

Article X.

Conditions precedent to the plan’s confirmation and the effective date

A.    Conditions to Confirmation

The Plan’s Confirmation is subject to the satisfaction or due waiver by the Debtor, and a majority in interest of the Unofficial Noteholders Committee, of the following conditions precedent:

1.    The Confirmation Order submitted to the Bankruptcy Court for approval shall be in form and substance reasonably acceptable to the Debtor and the Unofficial Noteholders Committee, and shall provide, among other things, that:

(a)  the Debtor (including Reorganized Redback) is authorized and directed to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

(b)  the provisions of the Confirmation Order are nonseverable and mutually dependent;

(c)  all executory contracts or unexpired leases or Passed Through Rights assumed or assumed and assigned or passed through by the Debtor during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of Reorganized Redback or its assignees, notwithstanding any provision in such contract or lease or Passed Through Right (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits, or requires termination of such contract or lease or Passed Through Right;

(d)  the transfers of property by the Debtor (i) to Reorganized Redback (a) are or will be legal, valid, and effective transfers of property, (b) vest or will vest Reorganized Redback with good title to such property free and clear of all liens, charges, claims, encumbrances, or interests, except as expressly provided in the Plan or Confirmation Order, (c) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (d) do not and will not subject Reorganized Redback to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor, transferee or stamp or recording tax liability, and (ii) to holders of Claims and Interests under the Plan are for good and adequate consideration and value;

(e)  the provisions of the Plan providing for the settlement of any claims constitute a good faith compromise and settlement of all such claims or controversies addressed therein for the purposes of Bankruptcy Rule 9019;

(f)  except as expressly provided in the Plan or the Confirmation Order, the Debtor is discharged effective upon the Confirmation Date, subject to the occurrence of the Effective Date, from any “debt” (as that term is defined in Section 101(12) of the Bankruptcy Code), and the Debtor’s liability in respect thereof shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of any of the Debtor that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, or obligation of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

(g)  the Plan does not provide for the liquidation of all or substantially all of the property of the Debtor and its Confirmation is not likely to be followed by the liquidation of Reorganized Redback or the need for further financial reorganization; and

(h)  the New Common Stock and New Warrants (and stock issuable upon exercise thereof) issued or issuable pursuant to the Plan in exchange for Claims and Interests, as applicable, are exempt from registration under the Securities Act and any other applicable securities laws (including state securities laws) pursuant to Section 1145 of the Bankruptcy Code, except to the extent of any restrictions applicable under Section 1145 to any holders of New Common Stock or New Warrants deemed to be “underwriters,” as that term is defined in Section 1145 of the Bankruptcy Code.

2.    The Reorganized Redback Certificate of Incorporation and the New Warrants shall be in form and substance reasonably satisfactory to the Debtor and the Unofficial Noteholders Committee.

B.    Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article X.C below:

1.    The Confirmation Order entered by the Bankruptcy Court is in substantially the form approved by the Debtor and the Unofficial Noteholders’ Committee and ten (10) days shall have expired since the date of entry and no stay shall be in effect in respect thereof.

2.    The Reorganized Redback Certificate of Incorporation shall have been filed with and accepted by the Secretary of State for the State of Delaware.

3.    All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

4.    All other actions, documents, and agreements deemed by Debtor to be necessary or advisable to implement the Plan shall have been effected or executed.

C.    Waiver of Conditions

Each of the conditions set forth in Articles X.A and X.B above may be waived in whole or in part by the Debtor, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

Article XI.

Modifications and amendments

The Debtor may alter, amend, or modify this Plan or any exhibits hereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. The Debtor reserves the right to include any amended exhibits in a Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code or otherwise, the Debtor may, under Section 1127(b) of the Bankruptcy Code institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

Article XII.

Retention of jurisdiction

Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the purposes described under clause (A) below or other Plan grants of jurisdiction to other courts or arbitrators, with respect to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, including jurisdiction to:

A.    Determine any and all objections to the ownership of or allowance, amount, classification, or priority of any Claims or Interests;

B.    Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise, including pursuant to Section 502(c) of the Bankruptcy Code or otherwise, and to determine the market value of any Existing Securities or New Securities;

C.    Determine any and all motions to fix or modify any bar date for any Claims or Interests and to otherwise establish procedures for the determination of the Allowed amount of any Claim or Interest and the resolution of disputes with respect thereto;

D.    Determine any and all motions to subordinate Claims or Interests at any time and on any basis permitted by applicable law, including pursuant to Section 510(c) of the Bankruptcy Code, or otherwise;

E.    Hear and determine any Professional Fee Claims arising prior to the Confirmation Date, and other Administrative Claims;

F.    Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

G.    Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to the Chapter 11 Case;

H.    Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, any Plan Document, the Disclosure Statement, or the Confirmation Order;

I.    Hear and determine disputes arising in connection with the interpretation, execution, performance, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan or referred to therein;

J.    Hear and determine any request to modify the Plan (including under Section 1127 of the Bankruptcy Code) or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

K.    Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

L.    Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

M.    Hear and determine any matters arising in connection with or relating to the Plan, any Plan Document, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, any Plan Document, the Disclosure Statement or the Confirmation Order;

N.    Enforce all orders, judgments, injunctions, releases, exculpations, indemnification’s and rulings entered in connection with the Chapter 11 Case;

O.    Recover all assets of the Debtor and property of the Debtor’s Estate, wherever located and determine all avoidance and recovery actions, whether pursuant to Sections 105, 502(d), 510, 542 through 551, or 553 of the Bankruptcy Code, or otherwise;

P.    Hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

Q.    Hear and determine all disputes involving the existence, nature, or scope of the Debtor’s discharge;

R.    Hear and determine such other matters, and perform other functions, as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

S.    To issue such orders in aid of execution of the Plan and the Confirmation Order, notwithstanding any otherwise applicable non-bankruptcy law, with respect to any entity, to the full extent authorized by the Bankruptcy Code; and

T.    Enter a final decree closing the Chapter 11 Case.

Article XIII.

Compromises and settlements

Pursuant to Bankruptcy Rule 9019(a), the Debtor may compromise and settle various Claims and Interests against it and/or claims or interests it may have against other Persons. The Debtor expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims and Interests against it and claims and interests that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to Reorganized Redback pursuant to Articles IV.A and IV.E hereof.

Article XIV.

Miscellaneous provisions

A.    Professional Fee Claims

All final requests for compensation or reimbursement of Professional fees pursuant to Sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtor or any Committee (if appointed) prior to the Confirmation Date must be filed and served on Reorganized Redback and their counsel no later than 45 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on Reorganized Redback and their counsel and the requesting Professional or other entity no later than 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. Reorganized Redback may pay charges that they incur on and after the Confirmation Date for Professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

B.    Payment of Statutory Fees

All fees payable under Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date, but before the closing of the Chapter 11 Case shall be paid by Reorganized Redback.

C.    Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Notwithstanding anything herein to the contrary, nothing contained in the Plan or any Plan Document shall be deemed as an admission by the Debtor with respect to any matter set forth herein or therein including, without limitation, liability on any Claim or Interest.

D.    Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

E.    Discharge of the Debtor

Except as otherwise provided in the Plan or in the Confirmation Order, rights afforded in, and all consideration distributed under, this Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtor or any of its assets or properties and in satisfaction of all Interests in the Debtor which Interests (except for Redback Preferred Stock Interests) shall be terminated. Regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtor shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of claim based upon such debt is Filed or deemed Filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted this Plan. For the avoidance of doubt, executory contracts or unexpired leases assumed, or Passed Through Rights passed through, pursuant to the Plan shall not be treated as discharged hereunder.

F.    Releases

1.    Releases by Debtor.

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor (including Reorganized Redback) shall be deemed, to the maximum extent permitted by applicable law, to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtor, the Chapter 11 Case or this Plan (other than the rights of the Debtor (including Reorganized Redback) to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered, assumed or passed through thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including Reorganized Redback), the Chapter 11 Case or this Plan, and that may be asserted by or on behalf of the Debtor or its Estate or Reorganized Redback against the Debtor’s directors, officers, employees, agents, financial advisors, representatives, affiliates, attorneys and professionals as of the Petition Date, or in the case of officers, directors, employees, financial advisors, attorneys and professionals as of May 1, 2003 or thereafter; provided, however, that the foregoing shall not operate as a waiver or release from any causes of action arising out of (i) any express contractual obligation owing by any such director, officer, employee, agent, financial advisor, representative, affiliate, attorneys or professional of the Debtor, or (ii) the willful misconduct or gross negligence of such director, officer, employee, agent, representative, affiliate, financial advisor, attorneys or professional, as determined by Final Order of a court of competent jurisdiction.

2.    Releases by Holders of Claims and Interests.

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, to the maximum extent permitted by applicable law, each holder of a Claim or Interest that voted affirmatively in favor of the Plan and did not elect pursuant to its ballot to opt out of voting for the releases contained in the Plan, shall have agreed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtor (including Reorganized Redback), the Chapter 11 Case, or this Plan (other than the rights to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered, assumed or passed through hereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the recapitalization and restructuring efforts undertaken by the Debtor, the Chapter 11 Case or this Plan, against (i) the Debtor (including Reorganized Redback), and (ii) the Debtor’s (including Reorganized Redback’s) present and, if retained after, or whose retention was continued after, May 1, 2003, former directors, officers, employees, agents, financial advisors, attorneys and professionals and (iii) the Unofficial Noteholders’ Committee, its members, advisors and attorneys; provided, however, that the foregoing shall not operate as a waiver or release from any causes of action arising out of (i) any express contractual obligation owing by any such present or former director, officer, employee, agent, financial advisors, attorneys or professional of the Debtor or the Unofficial Noteholders’ Committee or its members, advisors or attorneys, or (ii) the willful misconduct or gross negligence of such present or former director, officer, employee, agent, attorneys or professional of Debtor or the Unofficial Noteholders’ Committee or its members, advisors or attorneys, as determined by Final Order of a court of competent jurisdiction.

G.    Injunction

Except as provided in this Plan or the Confirmation Order, as of the Confirmation Date, subject to the occurrence of the Effective Date, to the maximum extent permitted by applicable law, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of this Plan or any other party in interest are permanently enjoined and precluded from asserting or taking any of the following actions against the Debtor, Reorganized Redback or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtor, Reorganized Redback, its successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, Reorganized Redback, its successors, or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtor, Reorganized Redback, its successors or their respective properties; (iv) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due or payable to the Debtor, Reorganized Redback, its successors or their respective properties; and (v) commencing or continuing any action in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any person injured by any willful violation of such injunction may recover actual damages, including costs and attorneys’ fees and, in appropriate circumstances, may recover punitive damages from the willful violator. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and Interests and other debts and liabilities against the Debtor, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

As of the Effective Date, to the maximum extent permitted by applicable law, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined and precluded from asserting or taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding against the Debtor, Reorganized Redback, its successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, Reorganized Redback, its successors, or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtor, Reorganized Redback, its successors or their respective properties; (iv) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due or payable to the Debtor, Reorganized Redback, its successors or their respective properties; and (v) commencing or continuing any action in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any person injured by any willful violation of such injunction may recover actual damages, including costs and attorneys’ fees and, in appropriate circumstances, may recover punitive damages from the willful violator. In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and Interests and other debts and liabilities against the Debtor, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

By accepting any distribution pursuant to this Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to this Plan shall, to the maximum extent permitted by applicable law, be deemed to have specifically consented to the injunctions set forth in this Article XIV. G.

H.    Exculpation and Limitation of Liability

The Debtor (including Reorganized Redback), any Committee, the Unofficial Noteholder Committee, and any and all of their respective present or former members, officers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, or agents, or any of their successors or assigns shall, to the maximum extent permitted by applicable law, not have or incur any liability to any holder of a Claim or Interest or Passed Through Right, or any other party in interest, or any of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission arising after the Petition Date, except for their willful misconduct or gross negligence, as determined by Final Order of a court of competent jurisdiction, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the Lock-Up Agreement.

Notwithstanding any other provision of this Plan, to the maximum extent permitted by applicable law, no holder of a Claim or Interest, no other party-in-interest, none of their respective agents, employees, equity holders, partners, members, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action (other than rights to enforce this Plan and administrative claims created pursuant to this Plan) against Reorganized Redback, the Estate, any Committee, the Unofficial Noteholder Committee, or any of their respective present or former members, officers, directors, employees, equity holders, partners, advisors, attorneys or any of their successors or assigns, for any act or omission arising after the Petition Date, except for their willful misconduct or gross negligence, as determined by Final Order of a court of competent jurisdiction.

I.    Waiver of Enforcement of Subordination

The classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, if any, whether arising by contract or under general principles of equitable subordination, Section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Interest may have or any distribution to be made pursuant to the Plan on account of such Claim or Interest. Entry of the Confirmation Order will constitute the Bankruptcy Courts approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Courts finding that such compromise or settlement is in the best interests of the Debtor, Reorganized Redback, their respective properties, and the holder of Claims and Interests, and is fair, equitable and reasonable.

J.    Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date, to the maximum extent permitted by applicable law. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms, to the maximum extent permitted by applicable law.

K.    Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former holders of Claims against and Interests in the Debtor, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including, without limitation, Reorganized Redback, and all other parties-in-interest in the Chapter 11 Case, to the maximum extent permitted by applicable law.

L.    Revocation, Withdrawal, or Non-Consummation

The Debtor reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization, to the maximum extent permitted by applicable law. If the Debtor revokes or withdraws the Plan, or if Confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), waiver, release, assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (b) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, or (e) constitute an admission of any sort by the Debtor or any other Person.

M.    Committees

On the Effective Date, the duties of any Committee shall terminate and the members of the Committee shall be released and discharged from all authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Case, except with respect to any appeal of any Order.

N.    Plan Supplement

Any and all exhibits, lists, or schedules referred to herein but not filed with the Plan shall be contained in one or more Plan Supplements and filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplements in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplements upon written request to the Debtor in accordance with this Plan.

O.    Notices to Debtor

Any notice, request, or demand required or permitted to be made or provided to or upon the Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

REDBACK NETWORKS INC.

300 Holger Way

San Jose, CA 95134

Attention:	Thomas L. Cronan III
Senior Vice President of Finance and
Administration and Chief Financial Officer
Telephone:	408-750-5000
Facsimile:	408-750-5599

with copies to:

PACHULSKI, STANG, ZIEHL, YOUNG, JONES & WEINTRAUB P.C.

919 North Market Street, Suite 1600

Wilmington, DE 19801

Attention:	Laura Davis Jones, Esq.
Telephone:	(302) 652-4100
Facsimile:	(302) 652-4400

-and-

WILSON SONSINI GOODRICH & ROSATI, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attention:	Daniel Weiser, Esq.
Telephone:	(650) 493-9300
Facsimile:	(650) 845-5000

-and-

MORGAN LEWIS & BOCKIUS LLP

One Market, Spear Street Tower

San Francisco, CA 94105

Attention:	G. Larry Engel, Esq.
Telephone:	(415) 442-1000
Facsimile:	(415) 442-1001

P.    Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of California shall govern the construction and implementation of the Plan, (ii) except as expressly provided otherwise in any agreements, documents, and instruments executed in connection with the Plan, the State of California shall govern the construction and implementation of such agreements, documents, and instruments, and (iii) the state of Delaware shall govern corporate governance matters with respect to the Debtor, in either case without giving effect to the principles of conflicts of law thereof.

Q.    Prepayment

Except as otherwise provided in this Plan or the Confirmation Order, the Debtor shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

R.    Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities under this Plan, and, therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of this Plan or the offer and issuance of New Securities under this Plan.

Dated:	Wilmington, Delaware
, 2003
REDBACK NETWORKS INC.

By:

Its:
Debtor and Debtor-in-Possession

Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.

Attorneys for Redback Networks Inc.,

Debtor and Debtor-in-Possession

By:

Laura Davis Jones, Esq.

Morgan, Lewis & Bockius, LLP

Special Counsel for Redback Networks, Inc.

Debtor and Debtor-in-Possession

By:

G. Larry Engel, Esq.

Exhibit A

to

Prepackaged plan of Redback Networks Inc.

Reorganized Redback Networks Inc.

certificate of incorporation

(To be filed with the plan supplement)

Exhibit B

to

Prepackaged plan of Redback Networks Inc.

Description of new common stock

The principal terms of the New Common Stock to be issued by Reorganized Redback under the Plan shall be as follows:

Authorization:	750 million shares.

Initial Issuance:	Up to approximately 51.6 million shares (assuming Class 4 claims receive approximately 49.1 million shares of common stock pursuant to the prepackaged plan of reorganization).

Reserves:	Approximately 17.9 million shares.

Par Value:	$0.0001 per share.

Voting Rights:	One vote per share.

Dividends:

Payable at the discretion of the board of directors of Reorganized Redback as permitted under applicable law and subject to any relevant agreements of Reorganized Redback that may enter after consummation of the prepackaged plan of reorganization.

Liquidation:

In the event of the liquidation, dissolution or winding up of Redback, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Miscellaneous:	The common stock has no preemptive or conversion rights or other subscription rights. There are redemption or sinking fund provisions applicable to the common stock.

Exhibit C

to

Prepackaged plan of Redback Networks Inc.

Form of Class I and Class II new warrant

FORM OF WARRANT CERTIFICATE

TO PURCHASE SHARES OF COMMON STOCK

of

REDBACK NETWORKS INC.

A Delaware Corporation

THIS WARRANT MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE RIGHTS REPRESENTED BY THIS WARRANT.

Warrant No.: W-«NoWarrant»	, 2003
CUSIP No.	San Jose, California

THIS CERTIFIES THAT, for value received, «Name» (the “Holder”) is entitled to subscribe for and purchase from REDBACK NETWORKS INC., a Delaware corporation (the “Company”), «Warrants» fully paid and nonassessable shares (as adjusted pursuant to Section 2 hereof) (the “Warrant Shares”) of Common Stock of the Company (the “Common Stock”) at the purchase price of [Five Dollars ($5.00)] [Nine Dollars and Fifty Cents ($9.50) per share] (as adjusted pursuant to Section 2 hereof) (the “Exercise Price”), upon the terms and subject to the conditions set forth herein and in the Warrant Agent Agreement between the Company and U.S. Stock Transfer Corporation as Warrant Agent, dated                          , 2003, which is hereby incorporated by reference in and made part of this Warrant.

1.  Exercise Rights.

(a)  Cash Exercise.    The purchase rights represented by this Warrant may be exercised by the Holder at any time during the term hereof, in whole or in part, by surrender of this Warrant and delivery of a completed and duly executed Notice of Cash Exercise, in the form attached as Exhibit A, accompanied by payment to the Company of an amount equal to the Exercise Price then in effect multiplied by the number of Warrant Shares to be purchased by the Holder in connection with such cash exercise of this Warrant, which amount may be paid, at the election of the Holder, by wire transfer or delivery of a certified check payable to the order of the Company to the principal offices of the Company.

(b)  Net Issue Exercise.

(i)  In lieu of exercising the purchase rights represented by this Warrant on a cash basis pursuant to Section 1(a) hereof, the Holder may elect to exercise such rights represented by this Warrant at any time during the term hereof, in whole or in part, on a net-issue basis by electing to receive the number of Warrant Shares which are equal in value to the value of this Warrant (or any portion thereof to be canceled in connection with such net-issue exercise) at the time of any such net-issue exercise, by delivery to the principal offices of the Company of this Warrant and a completed and duly executed Notice of Net-Issue Exercise, in the form attached as Exhibit B, properly marked to indicate (A) the number of Warrant Shares to be delivered to the Holder in connection with such net-issue exercise, (B) the number of Warrant Shares with respect to which the Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the Holder in connection with such net-issue exercise, calculated as of the Determination Date (as defined below) and (C) the number of Warrant Shares which remain subject to the Warrant after such net-issue exercise, if any (each as determined in accordance with Section 1(b)(ii) hereof).

(ii)  In the event that the Holder will elect to exercise the rights represented by this Warrant in whole or in part on a net-issue basis pursuant to this Section 1(b), the Company will issue to the Holder the number of Warrant Shares determined in accordance with the following formula:

X =	Y (A-B)
A

X	=	the number of Warrant Shares to be issued to the Holder in connection with such net-issue exercise.

Y	=	the number of Warrant Shares to be surrendered, up to the number of Warrant Shares subject to this Warrant.

A	=	the Fair Market Value of one share of Common Stock.

B	=	the Exercise Price in effect as of the date of such net-issue exercise (as adjusted pursuant to Section 2 hereof).

(c)  Fair Market Value.    For purposes of this Section 1, the “Fair Market Value” of the Common Stock will have the following meanings:

(i)  If the Common Stock is listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of Common Stock will be deemed to be the closing price quoted on the principal securities exchange on which the Common Stock is listed for trading, or if not so listed, the average of the closing bid and asked prices for Common Stock quoted on the national market or other quotation system on which Common Stock is admitted for trading, each as published in the Western Edition of The Wall Street Journal (or, if such prices are not published in the Western Edition of the Wall Street Journal, as reported by the applicable authority or association governing trading of the Common Stock), in each case for the ten trading days prior to the Determination Date. The “Determination Date” of Fair Market Value will be the date indicated on the Notice of Net Issue Exercise; provided, however, that if the Company does not receive the Notice of Net Issue Exercise within five (5) business days of the date indicated thereon, the Determination Date will be the date the Company receives the Notice of Net Issue Exercise.

(ii)  If the Common Stock is not listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of Common Stock will be deemed to be the fair market value of Common Stock as determined in good faith from time to time by the Board of Directors of the Company (the “Board of Directors”) as at the Determination Date, and receipt and acknowledgment of this Warrant by the Holder will be deemed to be an acknowledgment and acceptance of any such determination of the fair market value of Common Stock by the Board of Directors as the final and binding determination of such Fair Market Value for purposes of this Warrant.

(d)  Certain Distributions.    The Company will provide the Holder with prior written notice of any Distribution (as defined below) to be made by the Company after the date hereof and prior to the expiration of this Warrant. Such notice will be delivered to the Holder not less than twenty (20) days prior to the record date for determining stockholders entitled to receive the Distribution. “Distribution”

will mean a distribution by the Company to all holders of its shares of Common Stock (i) evidences of indebtedness of the Company to its stockholders, (ii) assets (excluding cash distributions made as a dividend payable out of the lesser of the undistributed earnings for the fiscal year during which the dividend is declared and the retained earnings of the Company) or (iii) rights to subscribe to shares of Common Stock; provided, however, that the foregoing will not apply to any stockholder rights plan of the Company.

(e)  Fractional Shares.    Upon the exercise of the rights represented by this Warrant, the Company will not be obligated to issue fractional shares of Common Stock, and in lieu thereof, the Company will pay to the Holder an amount in cash equal to the Fair Market Value per share of Common Stock immediately prior to such exercise multiplied by such fraction (rounded to the nearest cent).

(f)  Expiration of Warrant.    This Warrant will expire and will no longer be exercisable on [7 years from the date of issuance], 2010 (the “Expiration Date”).

(g)  Record Ownership of Warrant Shares.    The Warrant Shares will be deemed to have been issued, and the person in whose name any certificate representing Warrant Shares will be issuable upon the exercise of the rights represented by this Warrant (as indicated in the appropriate Notice of Exercise) will be deemed to have become the holder of record of (and will be treated for all purposes as the record holder of) the Warrant Shares represented thereby, immediately prior to the close of business on the date or dates upon which the rights represented by this Warrant are exercised in accordance with the terms hereof.

(h)  Stock Certificates.    In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased pursuant hereto will be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant will not have been exercised will also be issued to the Holder within such time.

(i)  Issuance of Shares.    Notwithstanding anything to the contrary in this Warrant, the obligation of the Company to deliver Warrant Shares upon any exercise of this Warrant will be subject to compliance with any law, rule, regulation, order, decree or other similar authority that may be applicable to such issuance.

(j)  Issue Taxes.    The issuance of certificates for shares of Common Stock upon the exercise of the rights represented by this Warrant will be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Warrant.

2.  Adjustment Rights.

(a)  Right to Adjustment.    The number of Warrant Shares purchasable upon the exercise of the rights represented by this Warrant, and the Exercise Price therefor, will be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(i)  Reclassifications.    In the event of a reclassification of the Common Stock other than by stock split, subdivision, consolidation or combination thereof, the Company will execute a new Warrant, the terms of which provide that the holder of this Warrant will have the right to exercise the rights represented by such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price then in effect, in lieu of the shares of Common Stock previously issuable upon exercise of the rights represented by this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification by a holder of an equivalent number of shares of Common Stock at the time of such reclassification. Such new Warrant will provide for adjustments which are as equivalent as practicable to the adjustments provided for in this Section 2. The provisions of this Section 2(a)(i) will apply with equal force and effect to all successive reclassifications of the Common Stock.

(ii)  Stock Splits, Capital Stock Dividends, Combinations and Consolidations.    In the event of a stock split, capital stock dividend or subdivision of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such stock split, capital stock dividend or subdivision will be proportionately increased and the Exercise Price then in effect will be proportionately decreased, effective at the close of business on the date of such stock split, capital stock dividend or subdivision, as the case may be. Conversely, in the event of a reverse stock split, consolidation, combination or other similar event of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such reverse stock split, consolidation, combination or other similar event will be proportionately decreased and the Exercise Price will be proportionately increased, effective at the close of business on the date of such reverse stock split, consolidation, combination or other similar event, as the case may be. Nothing in this Warrant will entitle the Holder to receive any capital stock dividend or other distribution to all of the Company’s stockholders until this Warrant will have been exercised.

(iii)  Merger or Consolidation.    If at any time there will be effected a merger or consolidation of the Company with or into another corporation, or a sale of all or substantially of the Company’s assets, in such way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for their Common Stock, then, as a part of such merger, consolidation or sale, lawful provision will be made so that the Holder will thereafter be entitled to receive upon exercise of its rights to purchase the Warrant Shares, the number of shares of stock or other securities or property of the successor corporation resulting from such merger, consolidation or sale, equivalent in value to that which a holder of the Common Stock deliverable upon exercise of the right to purchase the Warrant Shares under this Warrant would have been entitled in such merger, consolidation or sale if the right to purchase the Warrant Shares had been exercised immediately prior to such transaction. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) will be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger, consolidation or sale to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Common Stock purchasable pursuant to the terms and conditions of this Warrant) will be applicable after the transaction, as near as reasonably may be, in relation to any shares or other securities or property deliverable after that transaction upon the exercise of the Holder’s rights to purchase the Warrant Shares.

(b)  Adjustment Notices.    Upon any adjustment of the Exercise Price, and any increase or decrease in the number of Warrant Shares subject to this Warrant, in accordance with this Section 2, the Company thereafter will give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice will state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares subject to this Warrant, setting forth in reasonable detail the method of calculation of each such adjustment.

3.  Transfer of Warrant.    This Warrant and the rights represented hereby may only be transferred in accordance with the conditions set forth in this Section 3. This Warrant and the rights represented hereby may only be transferred in whole and no partial transfer of this Warrant will be permitted. In order to effect any transfer of all or a portion of this Warrant or the Warrant Shares, the Holder hereof will deliver to the Company a completed and duly executed Notice of Transfer, in the form attached as Exhibit C.

4.  Representations and Warranties of the Company.    The Company hereby represents and warrants to the Holder as follows:

(a)  Valid Execution.    This Warrant has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, by an implied covenant of good faith, reasonableness and fair dealing and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)  Authorization.    The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company upon the exercise of the rights represented by this Warrant and, when issued upon the exercise of such rights in accordance with the terms and conditions hereof, the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock. At all times during the term hereof, the Company will have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

5.  No Stockholder Rights.    Except as otherwise set forth in Section 2 of this Warrant, the Holder (and any transferee hereof) will not be entitled to vote on matters submitted for the approval or consent of the stockholders of the Company or to receive dividends or other distributions declared on or in respect of shares of Common Stock, or otherwise be deemed to be the holder of Common Stock or any other capital stock or other securities of the Company which may at any time be issuable upon the exercise of the rights represented hereby for any purpose, nor will anything contained herein be construed to confer upon the Holder (or any transferee hereof) any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted for the approval or consent of the stockholders, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, merger or consolidation, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant will have been exercised and the Warrant Shares issuable upon the exercise of the rights represented hereby will have become deliverable as provided herein.

6.  Miscellaneous.

(a)  Governing Law.    This Warrant and all actions arising out of or in connection with this Warrant will be governed by the internal laws of the State of Delaware as applied to agreements made and performed in Delaware by residents of Delaware.

(b)  Successors and Assigns.    Subject to the restrictions on transfer described in Section 3, the rights and obligations of the Company and the Holder of this Warrant and the Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(c)  Waiver and Amendment.    This Warrant may be terminated in advance of the Expiration Date, and any provision of this Warrant may be amended, waived or modified upon, either (i) the written consent of the Company and the Holder or (ii) the written consent of the Company and the consent of those Holders holding at least a majority of the then-outstanding Warrant Shares, calculated assuming the exercise for cash of all of the then-outstanding Warrants.

(d)  Notices.    All notices and other communications provided for hereunder will be in writing and will be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, or delivered by personal delivery at the respective addresses of the parties as set forth in this Section 6 or on the register maintained by the Company, or, as to each party, at such other address as will be designated by such party in a written notice to the other party. Notices to the Company will be directed to it at its address at Redback Networks Inc., 300 Holger Way, San Jose, California 95134; Attn: Chief Financial Officer. Any party hereto may by notice so given change its address for future notice hereunder. Except as otherwise specifically provided herein, notice will conclusively be deemed to have been given when received.

(e)  Severability.    In case any provision of this Warrant is deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(f)  Further Assurances; No Impairment.    The Company will not, by amendment of its Certificate of Incorporation or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. The Company will at no time close its transfer books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant in any matter which interferes with a timely exercise of such rights. The Company will not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith seek to carry out all such terms and take all such actions as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant against impairment.

(g)  Lost Warrant.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder’s expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

REDBACK NETWORKS INC. a Delaware Corporation

By:

Title:

Countersigned:

U.S. STOCK TRANSFER CORPORATION as Warrant Agent

By:

Authorized Officer

Exhibit A

Notice of Cash Exercise

TO:	Redback Networks Inc.
310 Holger Way
San Jose, California 95134
Attention: Chief Financial Officer

1.  The undersigned hereby elects to purchase                      shares of Common Stock of Redback Networks Inc., a Delaware corporation (the “Company”), pursuant to the terms of Warrant No. «NoWarrant», issued                             , 2003 to and in the name of «Name», a copy of which is attached hereto (the “Warrant Certificate”), and tenders herewith full payment of the aggregate exercise price for such shares in accordance with the terms of the Warrant Certificate.

2.  Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

(Name)

(Address)

3.  The undersigned acknowledges that if the undersigned is deemed to be an affiliate of the Company under the federal securities laws, the undersigned may be subject to certain restrictions on, or subject to certain procedural requirements in connection with any, transfer of the shares of Common Stock issued upon exercise of the attached Warrant.

Date:

By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

Exhibit B

Notice of Net-Issue Exercise

TO:	Redback Networks Inc.
310 Holger Way
San Jose, California 95134
Attention: Chief Financial Officer

1.  The undersigned hereby elects to purchase                      shares of Common Stock of Redback Networks Inc., a Delaware corporation (the “Company”), on a net-issue basis pursuant to the terms of Warrant No. «NoWarrant», issued                                 , 2003 to and in the name of «Name», a copy of which is attached hereto (the “Warrant Certificate”).

2.  Net-Issue Information:

(a) Number of Shares of Common Stock to be Delivered:

(b) Number of Shares of Common Stock Surrendered:

(c) Number of Shares Remaining Subject to Warrant:

3.  Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

(Name)

(Address)

4.  The undersigned acknowledges that if the undersigned is deemed to be an affiliate of the Company under the federal securities laws, the undersigned may be subject to certain restrictions on, or subject to certain procedural requirements in connection with any, transfer of the shares of Common Stock issued upon exercise of the attached Warrant.

Date:

By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

Exhibit C

Notice of Transfer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                      the right represented by Warrant No. <<            >>, issued on                         , 2003 to and in the name of                         , to purchase              shares (number must equal the total number of shares subject to the Warrant) of Common Stock of Redback Networks Inc., a Delaware corporation (the “Company”), a copy of which is attached hereto (the “Warrant Certificate”).

The undersigned requests U.S. Stock Transfer Corporation, the Warrant Agent, by written order to exchange or register the transfer of a Warrant or Warrants, and, to the extent the transfer contemplated by this notice is not for the entire number of shares represented by the Warrant Certificate, to issue a replacement Warrant Certificate in the name of the undersigned representing the balance of such shares.

Date:

By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant)

(Address)

Signature(s) Guaranteed

By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURES GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15